EXHIBIT 99.1

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (this “Agreement”) is made and entered into as of January 31, 2004 (the “Agreement Date”), by and among Sonic Solutions, a California corporation (“Parent”), Snow Acquisition Corporation, a California corporation and a wholly owned subsidiary of Parent (“Sub”), and InterActual Technologies, Inc., a California corporation (the ”Company”).

RECITALS

A. Subject to the terms and conditions of this Agreement, Sub will merge with and into the Company in a reverse triangular merger (the “Merger”), with the Company to be the surviving corporation of the Merger (the “Surviving Corporation”), all pursuant to the terms and conditions of this Agreement and an Agreement of Merger substantially in the form of Exhibit A (the “Agreement of Merger”) and the applicable provisions of the laws of the State of California. Upon the effectiveness of the Merger, the outstanding capital stock of the Company will be converted into the right to receive cash consideration as provided in this Agreement and the Agreement of Merger.

B. The board of directors of the Company (i) has determined that the Merger and all related transactions are advisable and fair to, and in the best interests of, the Company and its shareholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement, and (iii) has determined to recommend that the shareholders of the Company adopt and approve this Agreement and approve the Merger.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

1. DEFINITIONS

1.1 Definitions. As used in this Agreement, the terms below shall have the following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

“Action” means any action, suit, litigation, proceeding, arbitration, governmental audit, criminal prosecution or unfair labor practice charge, and any claim, inquiry or investigation of which written notice has been provided to the Company.

“Aggregate Series B Preference Amount” means an aggregate amount equal to the Series B Preference Amount payable with respect to all of the Series B Shares in accordance with Section 2.1.1(b)(i).

“Aggregate Series C Preference Amount” means an aggregate amount equal to the Series C Preference Amount payable with respect to all of the Series C Shares in accordance with Section 2.1.1(a)(i).

“Applicable Law” means, collectively, all applicable federal, state, foreign or local laws, ordinances, regulations and rules, and all orders, writs, injunctions, awards, judgments and decrees applicable to the Company or to the Company’s assets, properties and business (and any regulations promulgated thereunder).

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Common Shares” means the shares of Common Stock of the Company.

“Company Ancillary Agreements” means the Voting Agreements and any and all other agreements that are required to be executed by Company pursuant to this Agreement.

“Company Intellectual Property” means any Intellectual Property that is used or held for use in the business of the Company as currently conducted or as currently proposed to be conducted with respect to the Company’s products and services currently under development.

“Company Option Plans” means the Company’s 1999 Stock Option Plan and the Company’s 2000 Stock Option Plan.

“Company Options” means all outstanding options issued by the Company to purchase shares of the capital stock of the Company, including all outstanding options granted under the Company Option Plan and all outstanding options granted outside of the Company Option Plan.

“Company Registered Intellectual Property” means all of the Registered Intellectual Property owned by, under obligation of assignment to, or filed in the name of, the Company.

“Company Warrants” means all outstanding instruments issued by the Company which are identified as warrants to purchase shares of the capital stock of the Company.

“Encumbrance” means any claim, lien, pledge, option, charge, easement, security interest, hypothecation, deed of trust, mortgage, conditional sales agreement, encumbrance, infringement, interference, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset), or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

“Fully Diluted Number” means the aggregate number of shares of the Company’s capital stock that are issued and outstanding immediately prior to the Effective Time, including all Company Options and Company Warrants exercised prior to the Effective Time (each, on an as converted to Common Stock basis).

“Governmental Authority” means any court, administrative agency or commission or other governmental authority or instrumentality, foreign or domestic.

“Identified Employees” means Chris Brown, Todd Collart, Allan Lamkin, Clint Ludeman and Chris Neely.

“Intellectual Property” means any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, divisionals, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and all patents, applications, documents and filings claiming priority to or serving as a basis for priority thereof; (ii) all inventions (whether or not patentable), invention disclosures, improvements, trade secrets, proprietary information, know how, computer software programs (in both source code and object code form), technology, technical data and customer lists, tangible or intangible proprietary information, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vi) all databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world; (viii) all Web addresses, sites and domain names and numbers; and (ix) any similar or equivalent rights to any of the foregoing anywhere in the world.

“Knowledge” means, with respect to any fact, circumstance, event or other matter in question, the actual knowledge of such fact, circumstance, event or other matter of Todd R. Collart; provided that such person shall be deemed to have made reasonable inquires of those directors, officers, employees and consultants of the Company whom such person reasonably believes would have actual knowledge of the matters represented.

“Liability” means any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any Person of any type, known or unknown, and whether accrued, absolute, contingent, matured, unmatured or other.

“Material Adverse Effect on the Company” means any change, event, circumstance or effect, whether or not such change, event, circumstance or effect is caused by or arises in connection with a breach of a representation, warranty, covenant or agreement of the Company in this Agreement, that is materially adverse to the current or future business, assets (including intangible assets), results of operations, financial condition or prospects of the Company, or to the transactions contemplated by this Agreement.

“Merger Consideration” means an amount of cash equal to $8,800,000.00 United States dollars.

“Person” means any person or entity, including without limitation any individual, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture or Governmental Authority.

“Preferred Shares” means the Series A Shares, the Series B Shares and the Series C Shares.

“Principal Shareholders” means each of Christopher F. Brown, Todd R. Collart, Collart Family Living Trust dated 12/24/86, Fenwick Family Trust U/D/T dated 3/26/84, Janet R. Green, Cynthia A. Halstead, Macrovision Corporation, Ritek Corporation and Warner Music Group Inc.

“Publicly Available Software” means each of (i) any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, open source software (e.g. Linux), or pursuant to similar licensing and distribution models; and (ii) any software that requires as a condition of use, modification, and/or distribution of such software that such software or other software incorporated into, derived from, or distributed with such software (a) be disclosed or distributed in source code form; (b) be licensed for the purpose of making derivative works; or (c) be redistributable at no or minimal charge. Publicly Available Software includes, without limitation, software licensed or distributed pursuant to any of the following licenses or distribution models similar to any of the following: (a) GNU’s General Public License (GPL) or Lesser/Library GPL (LGPL), (b) the Artistic License (e.g. PERL), (c) the Mozilla Public License, (d) the Netscape Public License, (e) the Sun Community Source License (SCSL), (f) the Sun Industry Standards License (SISL), (g) the BSD License and (h) the Apache Software License.

“Registered Intellectual Property” means all United States, international and foreign: (i) patents and patent applications (including provisional applications and design patents and applications) and all reissues, divisions, divisionals, renewals, extensions, counterparts, continuations and continuations-in-part thereof, and all patents, applications, documents and filings claiming priority thereto or serving as a basis for priority thereof; (ii) registered trademarks, service marks, applications to register trademarks, applications to register service marks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; (iv) domain names and Internet numbers; and (v) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority.

“Remaining Consideration” means the Merger Consideration less the sum of (i) the Aggregate Series B Preference Amount plus (ii) the Aggregate Series C Preference Amount.

“Remaining Consideration Per Share” means the Remaining Consideration divided by the Fully Diluted Number.

“Series A Shares” means the shares of Series A Preferred Stock of the Company.

“Series B Shares” means the shares of Series B Preferred Stock of the Company.

“Series C Shares” means the shares of Series C Preferred Stock of the Company.

“Shareholder’s Holdback Contribution” means, with respect to each shareholder of the Company, the product obtained by multiplying (a) the Holdback Amount (as defined in Section 2.2(d)) by (b) a fraction, the numerator of which is the total amount of cash otherwise payable to such shareholder pursuant to the provisions of Section 2.1.1, and the denominator of which is the Merger Consideration.

“Voting Agreements” means the Voting Agreements in the form of Exhibit 5.4 to be executed by each of the Principal Shareholders in connection with this Agreement.

1.2 Other Definitions. Other capitalized terms defined elsewhere in this Agreement and not defined in Section 1.1 shall have the meanings given to such terms in this Agreement. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

2. PLAN OF REORGANIZATION

2.1 The Merger. Subject to the terms and conditions of this Agreement, Sub will be merged with and into the Company pursuant to this Agreement and the Agreement of Merger and in accordance with applicable provisions of the laws of the State of California as follows:

2.1.1 Capital Shares. Upon the filing of the Agreement of Merger with the Secretary of State of the State of California (the “Effective Time”), by virtue of the Merger and without any action on the part of Parent, Sub, the Company or any shareholder of the Company, and subject to the terms and conditions of this Agreement, each share of capital stock of the Company issued and outstanding as of the Effective Time, other than Dissenting Shares (as defined below), shall be cancelled and extinguished and automatically converted into the right to receive, upon surrender of the stock certificates representing such shares of capital stock of the Company, an amount of cash as follows:

(a) Series C Preferred Stock. Each Series C Share issued and outstanding immediately prior to the Effective Time shall be entitled to receive the sum of:

(i) $1.30 plus the amount of all declared but unpaid dividends with respect to such Series C Share as of the Effective Time (such sum, the “Series C Preference Amount”); plus

(ii) the lesser of $1.30 and an amount equal to the Remaining Consideration Per Share.

The sum of the amounts set forth in subsections (i) and (ii) above shall be referred to herein as the “Series C Stock Amount.” Dollar amounts for Series C Shares shall be adjusted to reflect stock dividends, stock splits, combinations, recapitalizations or the like with respect to the Series C Shares after the date of this Agreement.

(b) Series B Preferred Stock. Each Series B Share issued and outstanding immediately prior to the Effective Time shall be entitled to receive the sum of:

(i) $1.20 plus the amount of all declared but unpaid dividends with respect to such Series B Share as of the Effective Time (such sum, the “Series B Preference Amount”); plus

(ii) the lesser of $1.20 and an amount equal to the Remaining Consideration Per Share.

The sum of the amounts set forth in subsections (i) and (ii) above shall be referred to herein as the “Series B Stock Amount.” Dollar amounts for Series B Shares shall be adjusted to reflect stock dividends, stock splits, combinations, recapitalizations or the like with respect to the Series B Shares after the date of this Agreement.

(c) Common Stock. Each Common Share issued and outstanding immediately prior to the Effective Time shall be entitled to receive an amount equal to the Remaining Consideration Per Share (the “Common Stock Amount”).

2.1.2 Options. Each Company Option that has not been exercised prior to the Effective Time shall terminate prior to or at the Effective Time and be of no further force and effect. At the Effective Time, neither Parent nor the Surviving Corporation shall assume any Company Option that had not been exercised prior to the Effective Date. As soon as practicable following the Agreement Date, the Company shall cause a written notice to be delivered to all option holders as required under the Company Option Plans or under any stock option agreement.

2.1.3 Warrants. Each Company Warrant to purchase shares of Common Stock or Preferred Stock of the Company that has not been exercised prior to the Effective Time shall terminate prior to or at the Effective Time and be of no further force and effect. As soon as practicable following the Agreement Date, the Company shall cause a written notice to be delivered to all warrant holders as required under any Company Warrant or other agreement.

2.1.4 Cancellation of Treasury Stock. All shares of capital stock of the Company that are owned by the Company as treasury stock immediately prior to the Effective Time shall automatically be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

2.1.5 Adjustments for Capital Changes. If, prior to the Merger, the Company recapitalizes through a split-up of its outstanding shares into a greater number, or a combination of its outstanding shares into a lesser number, reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes (other than through a split-up or combination of shares provided for in the previous clause), or declares a dividend on its outstanding shares payable in shares or securities convertible into shares, the cash amounts into which the capital stock of the Company is to be converted will be adjusted appropriately so as to maintain the proportionate interests of the holders of Common Shares, on the one hand, and Preferred Shares, on the other hand. In no event shall Parent be obligated to pay an aggregate amount in excess of the Merger Consideration.

2.1.6 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, each holder of Common Shares or Preferred Shares who has complied with all requirements for perfecting shareholders’ dissenters rights, as set forth in Chapter 13 of the California General Corporation Law (the “California Law”), will not be paid the cash consideration as provided in Section 2.1.1 above but instead will be entitled to their rights under the California Law with respect to such shares (“Dissenting Shares”). The cash consideration payable to the other shareholders of the Company as provided in Section 2.1.1 above shall not be increased as a result of any such amounts not paid as a result of any shareholder exercising their rights under the California Law with respect to their Dissenting Shares.

2.2 Closing Payments.

(a) Payment Agent. Mellon Investor Services LLC shall serve as payment agent (the “Payment Agent”) in connection with the Merger.

(b) Certificate of Closing Consideration. The calculation of the final Fully Diluted Number, the Aggregate Series C Participation Amount, the Series C Stock Amount, the Series B Participation Amount, the Series B Stock Amount, the Common Stock Amount, the Remaining Consideration, the Remaining Consideration Per Share, the Holdback Amount, each Shareholder’s Holdback Contribution and the other applicable amounts necessary to calculate the foregoing shall be set forth in a certificate agreed to by the parties prior to the Closing. Agreement on the final calculations shall not be unreasonably withheld or delayed.

(c) Deposits with the Payment Agent. At least one (1) business day prior to the Closing Date, Parent shall deposit with the Payment Agent an amount of cash equal to (i) the sum of the Aggregate Series C Preference Amount, the Aggregate Series B Preference Amount and the aggregate Remaining Consideration to be paid to all of the holders of capital stock of the Company, other than holders of Dissenting Shares, less (ii) the Holdback Amount (as defined below) pursuant to the terms set forth in a Disbursing Agent Agreement to be entered into between the Payment Agent and Parent (the “Payment Agent Agreement”) substantially in the form of Exhibit 2.2(c). Following the Effective Time, and subject to the exchange procedure provisions of Section 7.2, the Payment Agent will pay to each holder of the capital stock of the Company, other than holders of Dissenting Shares, an aggregate amount equal to the Series C Stock Amount for each share of Series C Preferred Stock of the Company held by such holder, if any, the Series B Stock Amount for each share of Series B Preferred Stock of the Company held by such holder, if any, and the Common Stock Amount for each share of Common Stock of the Company held by such holder, if any, less, in each case, such Shareholder’s Holdback Contribution (the “Closing Consideration”). Payments of the Closing Consideration made by the Payment Agent to each of such holders shall be rounded to the nearest whole cent (with $0.005 being rounded up) for each certificate held by such holder.

(d) Holdback Amount. Parent shall withhold an aggregate amount of cash equal to $880,000.00 of the aggregate cash payable to the shareholders of the Company in the Merger pursuant to Section 2.1.1 (such withheld amount of cash being referred to as the “Holdback Amount”). The portion of the Holdback Amount withheld by Parent from the amount payable to each shareholder of the Company shall be an amount equal to such Shareholder’s Holdback Contribution. The Holdback Amount will be paid by Parent to the shareholders of the Company twelve (12) months following the Closing Date (the “Holdback Release Date”), subject to the terms of Section 11.2. Parent will deposit an amount of cash equal to the Holdback Amount into a separate non-operating bank account on or before the date the aggregate Closing Consideration is deposited with the Payment Agent by Parent pursuant to Section 2.2(c) above, and will use its best efforts to maintain such account in accordance with the purposes of this Agreement.

2.3 Effects of the Merger. At the Effective Time:

(a) the separate existence of Sub will cease and Sub will be merged with and into the Company, and the Company will be the surviving corporation, pursuant to the terms of the Agreement of Merger;

(b) the articles of incorporation and bylaws of the Company, each as amended to date and respectively referred to herein as the “Articles of Incorporation” and “Bylaws”, will be amended and restated to read as set forth on Exhibit 1 to the Agreement of Merger, and be amended and restated as of the Effective Time to conform to the bylaws of Sub as in effect immediately prior to the Effective Time, respectively, and be the articles of incorporation and bylaws of the Surviving Corporation;

(c) the directors and officers of Sub immediately prior to the Effective Time will become the directors and officers of the Surviving Corporation;

(d) each share of common stock of Sub will be converted into one share of common stock of the Surviving Corporation;

(e) each share of the capital stock of the Company outstanding immediately prior to the Effective Time (other than Dissenting Shares) will be converted into the right to receive cash as provided in Section 2; and

(f) the Merger will, from and after the Effective Time, have all of the effects provided by applicable law.

2.4 Further Assurances. The Company agrees that if, at any time before or after the Effective Time, Parent considers or is advised that any further deeds, assignments or assurances are reasonably necessary or desirable to vest, perfect or confirm in Parent title to any property or rights of the Company, Parent and its proper officers may execute and deliver all such proper deeds, assignments and assurances and do all other things necessary or desirable to vest, perfect or confirm title to such property or rights in Parent and otherwise to carry out the purpose of this Agreement, in the name of the Company or otherwise.

2.5 Purchase Accounting. The parties intend that the Merger be treated as a purchase for accounting purposes.

2.6 Tax Status. The parties acknowledge that the Merger will not qualify as a tax-free reorganization within the meaning of Section 368 of the Code. Parent makes no representation or warranty to the Company or to any shareholder of the Company regarding the tax consequences of the Merger.

2.7 Tax Withholding Rights. Each of the Surviving Corporation or Parent (or the Payment Agent acting on behalf of the Surviving Corporation or Parent) shall be entitled to deduct and withhold from the consideration otherwise payable to any shareholder of the Company pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. If the Surviving Corporation, Parent or the Payment Agent, as the case may be, so withholds any such amount, such amounts shall be treated for all purposes of this Agreement as having been paid to such shareholder in respect of which the Surviving Corporation, Parent or the Payment Agent, as the case may be, made such deduction and withholding.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants that, except as set forth in the letter addressed to Parent and Sub dated as of the Agreement Date, a copy of which has been delivered by the Company to Parent and Sub concurrently herewith (the “Disclosure Letter”), each of the representations, warranties and statements of the Company contained in the following sections of Article 3 is true and correct as of the Agreement Date, and, except for changes expressly contemplated by this Agreement including the related correspondingly numbered schedules, will be true and correct on and as of the Closing Date. For all purposes of this Agreement, the statements contained in the Disclosure Letter and its schedules shall also be deemed to be representations and warranties made and given by the Company under this Article 3. Unless otherwise stated herein, all references to Schedules shall be deemed to refer to schedules to the Disclosure Letter.

3.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified as a foreign corporation in each jurisdiction in which a failure to be so qualified could reasonably be expected to have a Material Adverse Effect on the Company. The Company has delivered to Parent true and correct copies of the currently effective Articles of Incorporation and Bylaws of the Company, each as amended to date.

3.2 Power, Authorization and Validity.

3.2.1 Power and Authority. The Company has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement and the Company Ancillary Agreements. The execution, delivery and performance of this Agreement and the Company Ancillary Agreements by the Company, and, subject to requisite approval of the Merger by the shareholders of the Company, the filing of the Certificate of Merger, have been duly and validly approved and authorized by the Company’s board of directors by unanimous vote or written consent.

3.2.2 No Filings. No consent, filing, authorization or approval, governmental or otherwise, is necessary to enable the Company to enter into, and to perform its obligations under, this Agreement and the Company Ancillary Agreements, except for (a) the filing of the Agreement of Merger with the Secretary of State of the State of California, and the filing of appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, if any, and (b) the approval of the shareholders of the Company of the transactions contemplated hereby (including without limitation the Merger).

3.2.3 Binding Obligation. This Agreement and the Company Ancillary Agreements are, or when executed by the Company will be, valid and binding obligations of the Company enforceable in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies; provided, however, that the Agreement of Merger will not be effective until filed with the Secretary of State of the State of California.

3.3 Capitalization.

3.3.1 Authorized and Outstanding Capital Stock. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, of which 11,155,075 shares are issued and outstanding as of the Agreement Date, and 6,913,850 shares of Preferred Stock. Of the authorized shares of Preferred Stock, 2,476,350 shares are designated “Series A Preferred Stock,” 2,138,850 of which are issued and outstanding as of the Agreement Date, 1,437,500 shares are designated “Series B Preferred Stock,” all of which are issued and outstanding as of the Agreement Date, and 3,000,000 shares are designated “Series C Preferred Stock,” 2,659,012 of which are issued and outstanding as of the Agreement Date. Schedule 3.3.1 contains a complete and accurate list of all shareholders of the Company as of the Agreement Date, which Schedule 3.3.1 shall be updated by the Company and delivered to Parent at the Closing to reflect the shareholders of the Company as of immediately prior to the Effective Time, giving effect to the exercise or termination, as applicable, of Company Options and Company Warrants, as set forth in Section 2.1.2 and 2.1.3, respectively, as well as any conversions of outstanding shares of the Company’s Preferred Stock into a corresponding number of shares of the Company’s Common Stock.

3.3.2 Capital Stock Status. All issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission, are not subject to preemptive right by statute, the Articles of Incorporation or Bylaws of the Company, or any agreement or document to which the Company is a party or by which it is bound, and have been offered, issued, sold and delivered by the Company in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws. All repurchases by the Company of shares of capital stock of the Company have been effected in accordance with the Articles of Incorporation and Bylaws of the Company, and any agreements or other instruments to which such shares were subject, and Applicable Law, and no repurchase by the Company of shares of capital stock of the Company was paid for in intangible property, in whole or in part.

3.3.3 No Voting Agreements; No Restrictions; No Dividends. Other than as provided for in (i) the Articles of Incorporation or Bylaws of the Company, (ii) that certain Amended and Restated Shareholder Rights Agreement dated effective as of March 31, 2000, as amended by that certain Amendment No. 1 dated effective as of June 28, 2001, by and between the Company and certain of its shareholders (the “Shareholder Rights Agreement”), and (iii) the Voting Agreements, there are no voting agreements, voting trusts, proxies, rights of first refusal or other restrictions applicable to any of the capital stock of the Company, Company Options or Company Warrants, or any other outstanding securities of the Company, or to the conversion of any shares of capital stock in the Merger, pursuant to any agreement or obligation to which the Company is a party or, to the Company’s Knowledge, pursuant to any other agreement or obligation. There is no Liability for dividends accrued but unpaid with respect to the Company’s outstanding securities.

3.3.4 Options, Warrants and Other Rights. As of the Agreement Date: (i) an aggregate of 2,000,000 shares of Common Stock of the Company are reserved and authorized for issuance pursuant to the Company’s 1999 Option Plan, of which options to purchase a total of 1,204,000 shares of Common Stock of the Company are outstanding, 394,075 shares of Common Stock have been exercised and remain outstanding and 401,925 shares of Common Stock are available for grant. An aggregate of 2,000,000 shares of Common Stock of the Company are reserved and authorized for issuance pursuant to the Company’s 2000 Option Plan, of which options to purchase a total of 1,209,000 shares of Common Stock of the Company are outstanding, 100,000 shares of Common Stock have been exercised and remain outstanding and 691,000 shares of Common Stock are available for grant; (ii) an aggregate of 1,385,810 shares of Common Stock of the Company are reserved and authorized for issuance outside of the Company Option Plans, all of which are outstanding; and (iii) warrants to purchase a total of 83,333 shares of the Common Stock of the Company, and warrants to purchase a total of 337,500 shares of the Series A Preferred Stock of the Company, are outstanding. Schedule 3.3.4 contains a list of all holders of Company Options and Company Warrants, and the number of options and warrants (including number of vested and unvested shares, exercise prices and vesting schedules, if applicable) held by each, and, in the case of the Company Options, whether each such option is a nonstatutory option or an incentive stock option as defined in Section 422 of the Code as of the Agreement Date. Except as set forth in this Section, and as otherwise provided for in the Articles of Incorporation, Bylaws and Shareholder Rights Agreement, there are no options, warrants, calls, rights, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase any of the Company’s authorized but unissued capital stock or any securities convertible into or exchangeable for shares of capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment, conversion privilege or other right or agreement. The holders of Company Options and Company Warrants have been or will be given, or will have properly waived, any required notice of the Merger prior to the Effective Time, and all such rights will be exercised or terminated at or prior to the Effective Time.

3.4 Subsidiaries. The Company does not have and has never had any subsidiaries or any interest, direct or indirect, in any corporation, partnership, association, joint venture or other business entity.

3.5 No Violation of Existing Agreements. Neither the execution and delivery of this Agreement nor any Company Ancillary Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of (a) any provision of the Articles of Incorporation or Bylaws of the Company, as currently in effect, (b) any note, bond, mortgage, indenture, contract, agreement, commitment, lease, license, permit, franchise, concession, instrument or other obligation to which the Company is a party or by which the Company is bound, or to the property or assets of the Company, or (c) to the Company’s Knowledge, any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to the Company or its assets (including intangible assets) or properties, or result in the creation of Encumbrances on any of the properties or assets of the Company. Except as set forth on Schedule 3.5, the consummation of the Merger and the transfer to Parent of all rights, licenses, franchises, leases and agreements of the Company will not require the consent, waiver or approval of, or notice to, any third party.

3.6 No Litigation. Except as set forth on Schedule 3.6, there is no Action pending against the Company before any Governmental Authority or arbitrator that if determined adversely to the Company could reasonably be expected to have a Material Adverse Effect on the Company, nor, to the Company’s Knowledge, has any Action been threatened. To the Company’s Knowledge, there is no reasonable basis for any shareholder of the Company or former shareholder of the Company, or any other Person, to assert a claim against the Company or Parent based upon: (a) ownership or rights to ownership of any shares of capital stock of the Company, (b) any rights as a shareholder of the Company, including any option or preemptive rights or rights to notice or to vote, or (c) any rights under any agreement between the Company and its shareholders. There is no judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding against the Company.

3.7 Taxes.

3.7.1 Returns and Payments. The Company has timely filed all federal, state, local and foreign tax and information returns required to be filed by it, except where such failure to timely file any such return would not have a Material Adverse Effect. For the purposes of this Section 3.7, the terms “tax” and “taxes” include all federal, state, local and foreign income, alternative or add-on minimum income, gains, franchise, excise, property, property transfer, sales, use, employment, license, payroll, ad valorem, documentary, stamp, withholding, occupation, recording, value added or transfer taxes, governmental charges, fees, customs duties, levies or assessments (whether payable directly or by withholding), and, with respect to any such taxes, any estimated tax, interest, fines and penalties or additions to tax and interest on such fines, penalties and additions to tax. The Company has timely paid all taxes required to be paid by it on or prior to the Effective Time for which payment is due (except to the extent that an accrual or reserve for such taxes has been reflected in accordance with the Company’s past accounting principles as presented on the Company Balance Sheet), has established an adequate accrual or reserve for the payment of all taxes payable since inception (which accrual or reserve as of the date of the Company Balance Sheet is fully reflected on the Company Balance Sheet and in any more recent balance sheet of the Company provided by the Company to Parent on or before the Agreement Date), has made all necessary estimated tax payments and has no Liability for taxes in excess of the amount so paid or accruals or reserves so established. All such returns and reports are true, correct and complete in all material respects, and the Company has provided Parent with true and correct copies of such returns and reports filed prior to the Agreement Date and will provide Parent with true and correct copies of any such returns and reports filed between the Agreement Date and the Effective Time. The Company is not delinquent in the payment of any tax or in the filing of any tax returns, and no deficiencies for any tax have been threatened, claimed, proposed or assessed against the Company or any of the officers, employees or agents of the Company in their capacity as such.

3.7.2 Audits. The Company has not received any notification from the Internal Revenue Service or any other taxing authority regarding any issues that: (a) are currently pending before the Internal Revenue Service or any other taxing authority (including, but not limited to, any sales or use tax authority) regarding the Company, or (b) have been raised by the Internal Revenue Service or any other taxing authority and not yet finally resolved. To the Company’s Knowledge, no tax return of the Company is under audit by the Internal Revenue Service or any other taxing authority. Any past audits by the Internal Revenue Service or any other taxing authority of any tax return of the Company have been completed and fully resolved to the satisfaction of the applicable tax authority conducting such audit, and all taxes and any penalties or interest determined by such audits to be due from the Company have been paid in full to the applicable taxing authorities. To the Company’s Knowledge, no tax liens are currently in effect against any assets of the Company other than liens that arise by operation of law for taxes not yet due and payable.

3.7.3 Waivers and Elections. There is not in effect any waiver by the Company of any statute of limitations with respect to any taxes or extension of time for filing any tax return which has not been filed, and the Company has not consented to extend to a date later than the date hereof the period in which any tax may be assessed or collected by any taxing authority. The Company has not filed any election under Section 341(f) of the Code. The Company has withheld all taxes, including, but not limited to, federal and state income taxes, FICA, Medicare, FUTA and other taxes, required to be withheld, and paid such withheld amounts to the appropriate tax authority within the time prescribed by law. Since its inception, the Company has not been a “United States real property holding corporation,” which term means that the fair market value of the Company’s United States real property interests equals or exceeds 50 percent of the fair market value of the sum of (i) the Company’s United States real property interests, (ii) its interests in real property located outside of the United States, plus (iii) any other of its assets which are used or held for use in a trade or business. The Company neither is a party to nor has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement. The Company has never been involved in a distribution, either as a distributing corporation or a controlled corporation, in a transaction qualifying under Section 355 of the Code. To the Company’s Knowledge, all individuals who have purchased shares of the capital stock of the Company under agreements that provide for vesting of such shares have filed timely elections under Section 83(b) of the Code and any analogous provisions of applicable state tax laws.

3.8 Financial Statements. Schedule 3.8 contains the Company’s unaudited balance sheet as of December 31, 2003 (the “Company Balance Sheet”) and unaudited income statement and statement of cash flows for the year then ended (collectively, the “Company Financial Statements”). The Company Financial Statements (a) are derived from, and in accordance with, the books and records of the Company and (b) fairly and accurately present the financial condition of the Company at the date therein indicated and the results of operations for the period therein specified and (c) have been prepared in accordance with the Company’s past accounting practices applied on a consistent basis. Except as set forth on Schedule 3.8, the Company has no material Liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected or reserved against in the Company Financial Statements, except for those that may have been incurred after the date of the Company Balance Sheet in the ordinary course of business, consistent with past practice and that do not represent an obligation of the Company, either individually or collectively, in excess of $25,000.

3.9 Title to Properties. The Company has good and marketable title to all of its assets, free and clear of all Encumbrances (other than for taxes not yet due and payable). All machinery and equipment included in such assets is in good condition and repair, normal wear and tear excepted, and all leases of real or personal property to which the Company is a party are fully effective and afford the Company peaceful and undisturbed possession of the subject matter of the lease. The Company is not in violation of any zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties (the violation of which could reasonably be expected to have a Material Adverse Effect on the Company), and the Company has not received any notice of violation with which it has not complied. Schedule 3.9 contains a list of all tangible assets owned or leased by the Company as of the Agreement Date valued individually at more than $10,000 each.

3.10 Absence of Certain Changes. Except as set forth on Schedule 3.10, since the date of the Company Balance Sheet, there has not been with respect to the Company:

(a) any change in the financial condition, properties, assets, liabilities, business, results of operations or prospects of the Company, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or will have a material adverse effect thereon;

(b) any contingent liability incurred by the Company as guarantor or otherwise with respect to the obligations of others;

(c) any Encumbrance placed on any of the properties of the Company;

(d) any Liability incurred by the Company other than Liabilities incurred in the ordinary course of business;

(e) any purchase, license, sale, assignment or other disposition or transfer, or any agreement or other arrangement for the purchase, license, sale, assignment or other disposition or transfer, of any of the properties or assets (including intangible assets) of the Company other than in the ordinary course of business;

(f) any damage, destruction or loss, whether or not covered by insurance, materially affecting the properties, assets or business of the Company;

(g) any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of the Company, any split, combination or recapitalization of the capital stock of the Company or any direct or indirect redemption, purchase or other acquisition of any outstanding security of the Company;

(h) any labor dispute or claim of unfair labor practices, any change in the compensation payable or to become payable to any of the officers, employees or agents of the Company, or any bonus payment or arrangement made to or with any of such officers, employees or agents;

(i) any change with respect to the management, supervisory or other key personnel of the Company;

(j) any change or increase in the compensation, including severance compensation, payable or to become payable to any of the officers, directors, employees or agents of the Company or in any bonus or pension, insurance or other benefit payment or arrangement made to or with any of such officers, directors, employees or agents;

(k) any payment or discharge of a material Encumbrance or Liability of the Company, which Encumbrance or Liability was not either shown on the Company Balance Sheet or incurred in the ordinary course of business after the date of the Company Balance Sheet;

(l) any Liability incurred by the Company to any of its officers, directors or shareholders or any loans or advances made thereby to any of its officers, directors or shareholders except normal compensation and expense allowances payable to officers;

(m) any amendment or change to the Articles of Incorporation or Bylaws of the Company;

(n) the entering into by the Company of any transaction, contract or agreement that by its terms requires or contemplates a current and/or future financial commitment, expense or obligation on the part of the Company that involves in excess of $25,000 (other than any transaction, contract or agreement approved by Parent as provided in Section 5.3); and

(o) any agreement or commitment by the Company, or any officer, director or employee of the Company, to do any of the things described in clauses (a) through (n) above (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

3.11 Material Contracts. Schedule 3.11 contains a list of the following written or oral contracts, agreements, leases, licenses, permits, assignments, mortgages, transactions, obligations, instruments and commitments to which the Company currently is a party or by which its assets or properties currently are bound (each a “Material Contract”):

(a) any contract or agreement providing for payments (whether fixed, contingent or otherwise) by or to the Company in an aggregate amount of $25,000 or more;

(b) any contract or agreement in which the Company has granted or received manufacturing rights, most favored nations pricing provisions or exclusive rights relating to any product, group of products, service, group of services, technology or territory, which limits the freedom of the Company to engage in any line of business or compete with any other Person (including without limitation geographic limitations), or which restricts the Company to solicit potential employees, consultants, contractors, suppliers or customers;

(c) any contract or agreement providing for the development of any software, content, technology or intellectual property for (or for the benefit or use of) the Company which software, content, technology or intellectual property is in any manner used or incorporated in any product, service or technology currently distributed by the Company or is anticipated to be used or incorporated in any planned product, service or technology of the Company or which requires the Company to perform a material amount of specified development work for a third party;

(d) any joint venture contract or agreement or other agreement which has involved, or is reasonably expected to involve, a sharing of profits or losses with any other party;

(e) any contract, agreement or commitment for the employment of any officer, employee or consultant, or any other type of contract or understanding with any officer, employee or consultant, which is not immediately terminable without cost or other Liability;

(f) any indenture, mortgage, promissory note, loan agreement, security agreement, guarantee or other agreement or commitment for the borrowing of money, for a line of credit or for a leasing transaction;

(g) any lease or other agreement under which the Company is lessee of or holds or operates any items of tangible personal property or real property owned by any third party and under which payments to such third party exceed $25,000 per annum;

(h) any contract, agreement or commitment for the sale of any assets, properties or rights having a value in excess of $25,000, other than in the ordinary course of business consistent with past practice;

(i) any contract, agreement or commitment which provides for indemnification of any officer, director, employee or agent of the Company;

(j) any contract, agreement or commitment relating to the acquisition, issuance, voting, registration, sale or transfer of any securities, or providing any Person any preemptive right, right of redemption or right of participation or any similar right with respect to any securities other than as provided for in the Articles of Incorporation, Bylaws, Shareholder Rights Agreement, Company Options and Company Warrants;

(k) any contract, agreement or commitment requiring that the Company give any notice of or provide any information to any Person prior to entering into this Agreement or consummating the Merger;

(l) any Company IP Rights Agreement (as defined in Section 3.14 below), including without limitation that certain Settlement, Release and Licensing Agreement dated as of January 28, 2004 by and among Trust Licensing, LLC (“Trust Licensing”), Leigh M. Rothschild and the Company (the “Trust Settlement Agreement”);

(m) any contract, agreement or commitment that includes any grant by the Company of any exclusive right or license; or

(n) any contract, agreement or commitment not otherwise identified in clauses (a) through (m) above the performance or default of which has had or could reasonably be expected to have a Material Adverse Effect on the Company.

3.12 No Defaults. Each Material Contract is valid and in full force and effect, and is enforceable by the Company in accordance with its terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies. A correct and complete copy of each Material Contract has been delivered to Parent’s counsel. The Company is not in default under any Material Contract, and, to the Company’s Knowledge, no other Person is in default under any Material Contract. The Company has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, under any Material Contract.

3.13 No Restrictions. The Company is not a party to, and no asset or property of the Company is bound or affected by, any judgment, injunction, order, decree, contract, covenant or agreement (noncompete or otherwise) that restricts or prohibits, purports to restrict or prohibit, the Company, or could, following the Effective Time, restrict or prohibit the Surviving Corporation or Parent, from freely engaging in business as currently conducted and as proposed to be conducted, or from competing anywhere in the world (including without limitation any contract, covenant or agreement restricting the geographic area in which the

Company may sell, license, market, distribute or support any products or technology or provide services, or restricting the markets, customers or industries that the Company may address in operating its business, or restricting the prices that the Company may charge for its products, technology or services).

3.14 Intellectual Property.

(a) Schedule 3.14(a) lists: (i) all Company Registered Intellectual Property; (ii) all hardware products and tools, software and firmware products and tools and services that are currently sold, published, offered, or under development by the Company; and (iii) all licenses (in and out), sublicenses and other agreements to which the Company is a party and pursuant to which the Company or any other Person is authorized to use any of the Company Intellectual Property or exercise any rights with respect thereto.

(b) Each item of Company Intellectual Property is either: (i) owned solely by the Company free and clear of any Encumbrances; or (ii) rightfully used and authorized for use by the Company pursuant to a valid and enforceable written license. All of the Company Intellectual Property that is used by the Company pursuant to a written license is separately identified as such in Schedule 3.14(b) (each, a “Company IP Rights Agreement”). The Company has all rights in the Company Intellectual Property necessary to carry out the Company’s former, current and currently planned activities, including without limitation rights to make, use, exclude others from using, reproduce, modify, adapt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent, lease, assign and sell the Company Intellectual Property in all geographic locations and fields of use, and to sublicense any or all such rights to third parties, including the right to grant further sublicenses.

(c) The Company is in compliance with and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any license, sublicense or other agreement to which the Company is a party or otherwise bound relating to any of the Company Intellectual Property, nor does the Company have Knowledge of any event or occurrence that would constitute such a breach, violation or default (with or without the lapse of time, giving of notice or both). Each such agreement is in full force and effect, and the Company is not in default thereunder, nor to the Company’s Knowledge is any party obligated to the Company pursuant to any such agreement in default thereunder. Except as set forth on Schedule 3.14(c), following the Closing Date, the Surviving Corporation will be permitted to exercise all of the Company’s rights under such contracts, licenses and agreements to the same extent the Company would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay. The Company is not obligated to provide any consideration (whether financial or otherwise) to any third party, nor is any third party otherwise entitled to any consideration, with respect to any exercise of rights by the Company or the Surviving Corporation, as successor to the Company, in the Company Intellectual Property.

(d) Except as provided in Schedule 3.14(d), the use of the Company Intellectual Property by the Company as currently used and as currently proposed to be used does not infringe any other Person’s copyright, trade secret rights, right of privacy, right in personal data, moral right, patent, trademark, service mark, trade name, firm name, logo, trade dress, mask work or other Intellectual Property, or give rise to any claim of unfair competition. Except as provided in Schedule 3.14(d), no claims (i) challenging the validity, enforceability, effectiveness or ownership by the Company of any of the Company Intellectual Property or (ii) to the effect that the use, reproduction, modification, manufacture, distribution, licensing, sublicensing, sale, or any other exercise of rights in any Company Intellectual Property by the Company, infringes or will infringe on any intellectual property or other proprietary or personal right of any Person have been asserted against the Company or, to the Company’s Knowledge, are threatened by any Person nor, to the Company’s Knowledge, does there exist any valid basis for such a claim. To the Company’s Knowledge, the matters described in the due diligence certificate delivered by the Company to Parent in connection with this Agreement are true and complete. There are no legal or governmental proceedings, including interference, re-examination, reissue, opposition, nullity, or cancellation proceedings pending that relate to any of the Company Intellectual Property, other than review of pending patent applications, and the Company is not aware of any information indicating that such proceedings are threatened or contemplated by any Governmental Entity or any other Person. To the Company’s Knowledge, all Company Registered Intellectual Property is valid.

(e) The Company has secured from all parties (including without limitation founders, employees, former employees, consultants and former consultants) who have created any portion of, or otherwise have any rights in or to, the Company Intellectual Property owned by the Company valid and enforceable written assignments of any such work, invention, improvement or other rights to the Company and has provided true and complete copies of such assignments to Parent.

(f) The transactions contemplated under this Agreement will not alter, impair or otherwise affect any rights of the Company in any Company Intellectual Property.

(g) The Company Intellectual Property owned by the Company is not subject to any source code escrow or similar agreement.

(h) The Company has taken commercially reasonable measures to protect the proprietary nature of the Company Intellectual Property and to maintain in confidence all trade secrets and confidential information owned or used by the Company.

(i) Except as provided in Schedule 3.14(i), the Company Intellectual Property does not contain any “viruses.” For the purposes of this Agreement, “virus” means any computer code designed to intentionally disrupt or harm in any manner the operation of any third party software or hardware. None of the Company Intellectual Property contains any unauthorized worm, bomb, backdoor, clock, timer or other disabling device, code, design or routine which causes the software or any portion thereof to be erased, inoperable or otherwise incapable of being used, either automatically, with the passage of time or upon command by any party.

(j) Except as provided in Schedule 3.14(j), the Company Intellectual Property (including in this case only Intellectual Property that is used or held for use in the business of the Company as currently conducted) does not include any Publicly Available Software and the Company has not used Publicly Available Software in whole or in part in the development of any part of Company Intellectual Property in a manner that may subject the Company Intellectual Property, in whole or in part, to all or part of the license obligations of any Publicly Available Software.

(k) Except as provided in Schedule 3.14(k), none of the Company’s professional services agreements with its customers, its agreements with studios, its agreements with outside consultants for the performance of professional services on the Company’s or customers’ behalf, nor any agreement or license with any end user or reseller of the Company’s products, confers upon any Person other than the Company any ownership right with respect to any Company Intellectual Property developed in connection with such agreement or license.

(l) Except as provided in Schedule 3.14(l), the Company has not transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was Company Intellectual Property, to any Person.

(m) Except as provided in Schedule 3.14(m), to the Company’s Knowledge, there is no unauthorized use, infringement, or misappropriation of any Company Intellectual Property by any third party, including without limitation any employee or former employee or consultant or former consultant. The Company has not agreed to indemnify any third party for any infringement of any Intellectual Property of any third party by any product or service that has been sold, licensed to third parties, leased to third parties, supplied, marketed, distributed or provided by the Company, other than pursuant to the terms of the Company’s standard form indemnity provision, a copy of which is attached as Schedule 3.14(m).

(n) All Company Intellectual Property, and all services provided by the Company, conform in all material respects (to the extent required in contracts with the Company’s customers) to applicable contractual commitments, express and implied warranties, product specifications, product documentation and to any representations provided to customers, in each case for the respective time period to which the Company has agreed or which is determined by applicable law.

3.15 Compliance with Laws. The Company has complied, or prior to the Closing Date will have complied, and is or will be at the Closing Date in full compliance, in all material respects with all Applicable Laws, the violation of which could reasonably be expected to have a Material Adverse Effect on the Company, including, without limitation: (a) all applicable federal and state securities laws and regulations, (b) all applicable federal, state and local laws, ordinances and regulations, and all orders, writs, injunctions, awards, judgments and decrees, pertaining to (i) the sale, licensing, leasing, ownership or management of its owned, leased or licensed real or personal property, products or technical data, (ii) employment or employment practices, terms and conditions of employment, or wages and hours, or (iii) safety, health, fire prevention, environmental protection, toxic waste disposal, building standards, zoning or other similar matters, (c) the Export Administration Act and regulations promulgated thereunder and all other laws, regulations, rules, orders, writs, injunctions, judgments and decrees applicable to the export or re-export of controlled commodities or technical data, and (d) the Immigration Reform and Control Act. The Company has received all permits and approvals from, and has made all filings with, third parties, including government agencies and authorities, that are necessary to the conduct of its business as currently conducted, the violation of which or the failure to obtain could reasonably be expected to have a Material Adverse Effect on the Company. To the Company’s Knowledge, there are no legal or administrative proceedings or investigations pending or threatened, that, if enacted or determined adversely to the Company, could reasonably be expected to have a Material Adverse Effect on the Company.

3.16 Interested Party Transactions. Except as set forth on Schedule 3.16, no officer, director or “affiliate” (as that term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the Company nor any ancestor, sibling, descendant or spouse of any such persons, has or has had, directly or indirectly: (a) any ownership interest in any firm or corporation that competes with the Company, except with respect to any interest in less than one percent of the stock of any corporation whose stock is publicly traded; (b) any contract or informal arrangement with the Company, except for normal compensation for services as an officer, director or employee thereof; (c) any interest in any property, real or personal, tangible or intangible, including any Intellectual Property (but excluding any Intellectual Property duly assigned to the Company), used in or pertaining to the business of the Company, except for the normal rights of a shareholder; or (d) any interest in any Material Contract.

3.17. Employees, ERISA and Other Compliance.

3.17.1 Employee Agreements. Except as set forth on Schedule 3.17.1, the Company does not have any employment contract or consulting agreement currently in effect that is not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions). All officers, employees and consultants of the Company who have access to proprietary information have executed and delivered to the Company agreements regarding the protection of such proprietary information and the assignment of inventions to the Company, and copies of the form of all such agreements have been delivered to Parent’s counsel.

3.17.2 Labor Relations. The Company (i) has never been and is not now subject to a union organizing effort, (ii) is not subject to any collective bargaining agreement with respect to any of its employees, (iii) is not subject to any other contract, written or oral, with any trade or labor union, employees’ association or similar organization, and (iv) has no current labor dispute. The Company has good labor relations, and has no Knowledge of any facts indicating that the consummation of the transactions contemplated hereby will have a material adverse effect on such labor relations, and has no Knowledge that any of its employees intends to leave its employ.

3.17.3 Company Employee Plans. Schedule 3.17.3 identifies (i) each “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and (ii) all other written or formal plans or agreements involving direct or indirect compensation or benefits (including any employment agreement entered into between the Company and any employee of the Company, but excluding workers’ compensation, unemployment compensation and other government-mandated programs) currently or previously maintained, contributed to or entered into by the Company under which the Company or any ERISA Affiliate (as defined below) thereof has any current or future obligation or Liability (collectively, “Company Employee Plans”). For purposes of this Agreement, “ERISA Affiliate” means any entity which is a member of (A) a “controlled group of corporations,” as defined in Section 414(b) of the Code, (B) a group of entities under “common control,” as defined in Section 414(c) of the Code, or (C) an “affiliated service group,” as defined in Section 414(m) of the Code, or treasury regulations promulgated under Section 414(o) of the Code, any of which includes the Company. Correct and complete copies of all Company Employee Plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof (including summary plan descriptions) have been delivered to Parent or its counsel, together with the three most recent annual reports (Form 5500, including, if applicable, Schedule B thereto) prepared in connection with any such Company Employee Plan. All Company Employee Plans which individually or collectively would constitute an “employee pension benefit plan,” as defined in Section 3(2) of ERISA (collectively, the “Company Pension Plans”), are identified as such in Schedule 3.17.3. All contributions due from the Company with respect to any Company Employee Plans have been made as required under ERISA or have been accrued on the Company’s financial statements as of the date of the Company Balance Sheet. Each Company Employee Plan has been maintained substantially in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including, without limitation, ERISA and the Code, which are applicable to such Company Employee Plans.

3.17.4 ERISA. No Company Pension Plan constitutes, or has since the enactment of ERISA constituted, a “multiemployer plan,” as defined in Section 3(37) of ERISA. No Company Pension Plans are subject to Title IV of ERISA. No “prohibited transaction,” as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Company Employee Plan which is covered by Title I of ERISA which would result in a material Liability to the Company, excluding transactions effected pursuant to a statutory or administrative exemption. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Company Employee Plan has or will make the Company or any officer or director of the Company subject to any material Liability under Title I of ERISA or liable for any material tax (as defined in Section 3.7) or penalty pursuant to Sections 4972, 4975, 4976 or 4979 of the Code or Section 502 of ERISA.

3.17.5 Benefit Arrangements. Schedule 3.17.5 lists each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers’ benefits, vacation benefits, severance benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits for employees, consultants or directors which (A) is not a the Company Employee Plan, (B) is entered into, maintained or contributed to, as the case may be, by the Company and (C) covers any employee or former employee of the Company.

Such contracts, plans and arrangements as are described in this Section 3.17.5 are herein referred to collectively as the “Company Benefit Arrangements.” Each Company Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such the Company Benefit Arrangement. The Company has delivered to Parent or its counsel a correct and complete copy or description of each Company Benefit Arrangement.

3.17.6 No Amendments. There has been no amendment to, written interpretation or announcement (whether or not written) by the Company relating to, or change in employee participation or coverage under, any Company Employee Plan or Company Benefit Arrangement that would increase materially the expense of maintaining such Company Employee Plan or Company Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended the date of the Company Balance Sheet.

3.17.7 COBRA. The Company has provided, or will have provided prior to the Closing Date, to individuals entitled thereto all required notices and coverage pursuant to Section 4980B of the Code and the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), with respect to any “qualifying event” (as defined in Section 4980B(f)(3) of the Code) occurring prior to and including the Closing Date, and no material tax payable on account of Section 4980B of the Code has been incurred with respect to any current or former employees (or their beneficiaries) of the Company.

3.17.8 Other Compliance. The Company is in compliance in all material respects with all Applicable Laws, agreements and contracts relating to employment, employment practices, wages, hours, and terms and conditions of employment, including, without limitation, employee compensation matters, but not including ERISA.

3.17.9 Employee Compliance. To the Company’s knowledge (in this case only, knowledge means, with respect to any fact, circumstance, event or other matter in question, the actual knowledge of such fact, circumstance, event or other matter of Todd R. Collart, without a duty to make reasonable inquiries of others), no employee of the Company is in violation of any term of any employment agreement, patent disclosure agreement, non-disclosure agreement, non-competition agreement, or any other contract or agreement, or any restrictive covenant relating to the right of any such employee to be employed thereby, or to use trade secrets or proprietary information of others, and the employment of such employees does not subject the Company to any Liability.

3.17.10 Employee List. A list of all current officers, employees and consultants of the Company and their current compensation is set forth on Schedule 3.17.10.

3.17.11 No Special Benefits. Except as set forth on Schedule 3.17.11, the Company is not a party to any (a) agreement with any officer, employee or consultant (i) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company in the nature of any of the transactions contemplated by this Agreement, (ii) providing any term of employment or compensation guarantee, or (iii) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment, or (b) agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be materially increased, or the vesting of benefits of which will be materially accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

3.18 Corporate Documents. The Company has made available to Parent or Parent’s counsel for examination correct and complete copies of all documents listed in the Disclosure Letter or other exhibits or schedules called for by this Agreement which has been requested by Parent’s legal counsel, including, without limitation, the following: (a) copies of the Company’s Articles of Incorporation and Bylaws as currently in effect; (b) its minute book containing all records of all corporate proceedings, consents, actions and meetings of the shareholders, the board of directors and any committees thereof; (c) its stock ledger and journal reflecting all stock issuances and transfers; and (d) all permits, orders and consents issued by, and all notices of exemption to, any regulatory agency with respect to the Company, or any securities of the Company, and all applications for such permits, orders and consents.

3.19 Books and Records.

3.19.1 The books, records and accounts of the Company (a) are in all material respects correct and complete, (b) have been maintained in accordance with good business practices on a basis consistent with prior years, (c) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of the Company, and (d) accurately and fairly reflect the basis for the Company Financial Statements.

3.19.2 The Company has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (a) transactions are executed in accordance with management’s general or specific authorization; (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with its past accounting principles consistently applied or any other criteria applicable to such statements, and (ii) to maintain accountability for assets; and (c) the amount recorded for assets on the books and records of the Company is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.20 Accounts Receivable. The accounts receivable shown on the Company Balance Sheet have arisen in the ordinary course of business and have been collected or are reasonably expected to be collectible in the book amounts thereof, less an amount which is not reasonably expected to be in excess of the allowance for doubtful accounts and returns provided for in the Company Balance Sheet. The accounts receivable arising after the date of the Company Balance Sheet and before the Agreement Date have arisen in the ordinary course of business and have been collected or are reasonably expected to be collectible in the book amounts thereof, less an amount which is not reasonably expected to be in excess of the allowance for doubtful accounts and returns determined in accordance with the past practices of the Company. Except as set forth on Schedule 3.20, none of such accounts receivable is subject to any claim of offset or recoupment or counterclaim, and the Company has no Knowledge of any facts that would give rise to any such claim. No amount of such accounts receivable is contingent upon the performance by the Company of any obligation, and no agreement for deduction or discount has been made with respect to any such accounts receivable.

3.21 Insurance. The Company maintains and at all times during the prior three years has maintained fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance which it believes to be reasonably prudent for similarly sized and similarly situated businesses. With respect to the insurance policies and fidelity bonds covering the business, assets (including intangible assets), operations, employees, officers and directors of the Company, there is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, the Company is otherwise in material compliance with the terms of such policies and bonds and, to the Company’s Knowledge, there is no threatened termination of, or material premium increase with respect to, any of such policies. All policies of insurance now held by the Company are listed on Schedule 3.21, together with the name of the insurer under each policy, the type of policy, the cost of the policy, the policy coverage amount and any applicable deductible.

3.22 Environmental Matters.

3.22.1 During the period that the Company has leased or owned its properties or owned or operated any facilities, there has been no presence, disposal, release or threatened release of any Hazardous Materials (as defined below) on, from or under such properties or facilities. The Company has no Knowledge of any presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to the Company having taken possession of any of such properties or facilities. For the purposes of this Agreement, the terms “disposal,” “release,” and “threatened release” will have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601 et seq., as amended (“CERCLA”). For the purposes of this Agreement “Hazardous Materials” means any hazardous or toxic substance, material or waste which is or becomes prior to the Closing Date regulated under, or defined as a “hazardous substance,” “pollutant,” “contaminant,” “toxic chemical,” “hazardous materials,” “toxic substance” or “hazardous chemical” under (1) CERCLA; (2) any similar federal, state or local law; or (3) regulations promulgated under any of the above laws or statutes.

3.22.2 None of the properties or facilities maintained by the Company is in violation of any federal, state or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions on, under or about such properties or facilities, including, but not limited to, soil and ground water condition. During the time that the Company has owned or leased its properties and facilities, the Company has not used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials. To the Company’s Knowledge, no third party has ever used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials.

3.22.3 During the time that the Company has owned or leased its properties and facilities, there has been no litigation brought or threatened against the Company by, or any settlement reached by the Company with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such properties or facilities. To the Company’s Knowledge, there is no fact or circumstance which could involve the Company in any environmental litigation or impose upon the Company any Liability for environmental matters.

3.23 Certain Business Practices. No officer, director, employee or agent of the Company has, and the Company has not, (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

3.24 Board Approval. The board of directors of the Company has unanimously (i) approved this Agreement and the Merger, and (ii) determined that the Merger is in the best interests of the shareholders of the Company and the terms of the Merger are fair to such shareholders.

3.25 Vote Required. This Agreement must be approved by at least the affirmative vote of at least a majority of the Common Shares, voting as a separate class, and the affirmative vote of at least a majority of the Preferred Shares, voting as a separate class.

3.26 No Brokers. Neither the Company nor, to the Company’s Knowledge, any of the Company’s shareholders is obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or the Agreement of Merger, or in connection with any transaction contemplated hereby or thereby.

3.27 Information Supplied. None of the information supplied or to be supplied by the Company for inclusion in the information statement to be distributed to the Company’s shareholders in connection with obtaining the appropriate approval for this Agreement and the transactions contemplated therein (collectively, “Notice Materials”), at the date such information is supplied and at the time of the meeting of the shareholders of the Company to be held to approve the Merger, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

3.28 Disclosure. Neither this Agreement, including its exhibits and schedules, nor any of the certificates or documents to be delivered by the Company to Parent under this Agreement, taken together, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

4. REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

Parent and Sub hereby represent and warrant that:

4.1 Organization and Good Standing. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Sub is a corporation duly organization, validly existing and in good standing under the laws of the State of California. Each of Parent and Sub has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted. Parent and Sub have delivered to the Company or its counsel true and correct copies of the currently effective articles of incorporation and bylaws of each of Parent and Sub, each as amended to date.

4.2 Power, Authorization and Validity.

4.2.1 Power and Authority. Each of Parent and Sub has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement, and all agreements to which Parent or Sub is or will be a party that are required to be executed pursuant to this Agreement (the “Parent Ancillary Agreements”). The execution, delivery and performance of this Agreement and the Parent Ancillary Agreements have been duly and validly approved and authorized by Parent’s board of directors and by Sub’s board of directors. No approval or consent from the shareholders of Parent is required for Parent to enter into, and to perform its obligations under, this Agreement and the Parent Ancillary Agreements, and to consummate the transactions contemplated herein and therein.

4.2.2 No Filings. No filing, authorization or approval, governmental or otherwise, is necessary to enable Parent or Sub to enter into, and to perform its respective obligations under, this Agreement and the Parent Ancillary Agreements, except for (a) the filing of the Agreement of Merger with the Secretary of State of the State of California, and the filing of appropriate documents with the relevant authorities of other states in which Parent and Sub are qualified to do business, if any, (b) such filings as may be required to comply with federal and state securities laws and (c) the approval by the sole shareholder of Sub of the transactions contemplated hereby.

4.2.3 Binding Obligations. This Agreement and the Parent Ancillary Agreements are, or when executed by Parent or Sub, as applicable, will be, valid and binding obligations of Parent and Sub enforceable in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies and; provided, however, that the Agreement of Merger will not be effective until filed with the Secretary of State of the State of California.

4.3 No Violation of Existing Agreements. Neither the execution and delivery of this Agreement nor any Parent Ancillary Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of (a) any provision of the articles of incorporation or bylaws of either the Parent or Sub, respectively, as currently in effect, (b) any material note, bond, mortgage, indenture, contract, agreement, commitment, lease, license, permit, franchise, concession, instrument or other obligation to which the Parent or Sub is a party or by which the Parent or Sub is bound, or to the property or assets of the Parent or Sub, or (c) to the knowledge of either Parent or Sub, any Governmental Authority writ, decree, order, statute, rule or regulation applicable to the Parent or Sub or any of its assets (including intangible assets) or properties, or result in the creation of Encumbrances on any of the properties or assets of the Parent or Sub.

4.4 No Brokers. Neither Parent nor Sub is obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or the Agreement of Merger, or in connection with any transaction contemplated hereby or thereby.

4.5 No Litigation. There is no Action pending or to the knowledge of either Parent or Sub, threatened against either Parent or Sub before any Governmental Authority or arbitrator that could reasonably be expected to prevent, restrain or otherwise interfere with the performance by the Parent or Sub with the performance under this Agreement or the consummation of the transactions contemplated hereby.

5. COMPANY PRECLOSING COVENANTS

During the period from the Agreement Date until the Effective Time, the Company covenants and agrees as follows:

5.1 Advice of Changes. The Company will promptly advise Parent in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of the Company contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (b) of any material adverse change in the current or future business, assets (including intangible assets), results of operations, financial condition or prospects of the Company. To ensure compliance with this Section, the Company will deliver to Parent, within fifteen (15) days after the end of each monthly accounting period ending after the date of this Agreement and before the Closing Date, an unaudited balance sheet and statement of operations, which financial statements will be prepared in the ordinary course of business, in accordance with the Company’s books and records and past accounting principles applied on a consistent basis and will fairly present the financial position of the Company as of their respective dates and the results of the Company’s operations for the periods then ended.

5.2 Maintenance of Business. The Company will use its best commercial efforts to carry on and preserve its business and its relationships with customers, suppliers, employees and others in substantially the same manner as it has prior to the date of this Agreement. If the Company becomes aware of a material deterioration in the relationship with any customer, supplier or employee, the Company will promptly bring such information to the attention of Parent in writing and, if requested by Parent, will exert its best commercial efforts to restore the relationship.

5.3 Conduct of Business. The Company will continue to conduct its business and maintain its business relationships in the ordinary and usual course and will not, without the prior written consent of the President or Chief Financial Officer of Parent, including for purposes of this Section 5.3, electronic mail communications and correspondence:

(a) borrow any money;

(b) enter into any transaction not in the ordinary course of business consistent with past practice;

(c) encumber or permit to be encumbered any of its assets, except for non-exclusive license agreements entered into by the Company in the ordinary course of business consistent with past practice;

(d) sell or otherwise dispose of any of its assets, except for non-exclusive license agreements entered into by the Company in the ordinary course of business consistent with past practice;

(e) enter into any material lease or contract for the purchase or sale of any property, real or personal, tangible or intangible;

(f) fail to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained to the date of this Agreement, subject only to ordinary wear and tear;

(g) pay any bonus, increased salary or special remuneration to any officer, employee or consultant, or enter into any new employment or consulting agreement with any such person;

(h) grant any severance or termination pay to any officer, employee or consultant;

(i) change accounting methods;

(j) declare, set aside or pay any cash or stock dividend or other distribution in respect of capital stock of the Company, or redeem or otherwise acquire any of such capital stock;

(k) amend or terminate any contract, agreement or license to which it is a party except those amended or terminated in the ordinary course of business consistent with past practice and which are not material in amount or effect;

(l) lend any amount to any Person, other than (i) advances for travel and expenses which are incurred in the ordinary course of business consistent with past practice and which are not material in amount and documented by receipts for the claimed amounts or (ii) any loans pursuant to the Company’s 401(k) plan;

(m) guarantee or act as a surety for any obligation except for the endorsement of checks and other negotiable instruments in the ordinary course of business consistent with past practice and which are not material in amount and except for indemnification obligations agreed to by the Company as part of non-exclusive license agreements entered into by the Company in the ordinary course of business consistent with past practice;

(n) waive or release any right or claim except in the ordinary course of business consistent with past practice;

(o) issue or sell any shares of its capital stock of any class (except upon the exercise of any options or warrants currently outstanding), or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities or other commitments to issue shares of capital stock;

(p) split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;

(q) merge, consolidate or reorganize with, or acquire or be acquired by, any entity;

(r) amend its Articles of Incorporation or Bylaws;

(s) license any of its technology or the Company Intellectual Property except in the ordinary course of business consistent with past practice;

(t) agree to any audit assessment by any tax authority or file any federal or state income or franchise tax return unless copies of such returns have been delivered to Parent for its review prior to filing, make any material election with respect to taxes, or settle any claim or assessment with respect to taxes;

(u) change any insurance coverage or issue any certificates of insurance;

(v) commence or settle any litigation or arbitration; or

(w) agree to do any of the things described in the preceding clauses 5.3(a) through 5.3(v).

5.4 Shareholder Approval. At the earliest practicable date, the Company will duly call and hold a special meeting of its shareholders, or duly solicit action by written consent of its shareholders, whereby this Agreement, the Merger and related matters will be submitted for the consideration and approval of the Company’s shareholders (the “Company Shareholder Vote”), which approval will be unanimously recommended by the Company’s board of directors and management. The Company Shareholder Vote will be effectuated in compliance with applicable law. Concurrently with the execution of this Agreement, the Company will deliver to Parent Voting Agreements in the form of Exhibit 5.4 signed by each of the Principal Shareholders agreeing to vote in favor of the Merger.

5.5 Prospectus/Proxy Statement. The Company will send to its shareholders in a timely manner, for the purpose of the Company Shareholder Vote, the Notice Materials. The Company will promptly provide all information relating to its business or operations necessary for inclusion in the Notice Materials to satisfy the parties’ respective obligations under applicable federal and state securities laws. The Company will be solely responsible for any statement, information or omission in the Notice Materials relating to it or its affiliates based upon written information furnished by it. The Company will not provide or publish to its shareholders any material concerning it or its affiliates that violates the 1933 Act, the Exchange Act or any applicable state securities law with respect to the transactions contemplated hereby.

5.6 Regulatory Approvals. The Company will execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign which may be reasonably required, or which Parent may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. The Company will use its best commercial efforts to obtain all such authorizations, approvals and consents.

5.7 Necessary Consents. The Company will use its best commercial efforts to obtain such written consents and take such other actions as may be necessary or appropriate in addition to those set forth in Section 5.6 to allow the consummation of the transactions contemplated hereby and to allow Parent to carry on the Company’s business after the Effective Time.

5.8 Litigation. The Company will notify Parent in writing promptly after learning of any Action by or before any Governmental Authority or arbitrator, initiated by or against it, or known by it to be threatened against it.

5.9 No Other Negotiations. From the Agreement Date until the earlier of termination of this Agreement or Effective Time, the Company will not, and will not authorize or permit any Person on its behalf to, directly or indirectly, solicit, facilitate, encourage, entertain, discuss, negotiate or accept or enter into any offer, inquiry or proposal from or any agreement with any party other than Parent concerning a possible merger of the Company with or into any other entity, a disposition of all or any substantial portion of the business, assets or securities of the Company or an exclusive license by the Company of all or substantially all of the Company Intellectual Property other than in the ordinary course of business, or provide any confidential information to any party other than Parent concerning any such merger, consolidation, disposition or license. The Company will promptly notify Parent of any such offer, the principal terms of the same and the identity of the party making the same.

5.10 Access to Information. Until the Effective Time, the Company will allow Parent and its representatives reasonable access during normal business hours and, as necessary, reasonable access during evenings and weekends, to all the files, books, records, contracts, personnel, customers and offices of the Company, including, without limitation, any and all information relating to the Company’s taxes, commitments, contracts, leases, licenses, and real, personal and intangible property and financial condition. The Company will cause its accountants to cooperate with Parent and its agents in making available all financial information reasonably requested, including, without limitation, the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

5.11 Satisfaction of Conditions Precedent. The Company will use its best commercial efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 9, and the Company will use its best commercial efforts to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

5.12 Conversion of the Company Series A Preferred Stock. The Company agrees to solicit from the holders of the Company’s Series A Preferred Stock consent to convert all of the Series A Shares into shares of the Company Common Stock immediately prior to the Effective Time of the Merger.

5.13 Notices to Holders of Company Options. The Company shall duly and timely deliver all requisite notices to holders of Company Options with respect to the Merger.

5.14 Notices to Holders of Company Warrants. The Company shall duly and timely deliver all requisite notices to holders of Company Warrants with respect to the Merger.

5.15 No Net Exercises. To the extent any Company Option or Company Warrant has “net exercise” or “cashless exercise” provisions, the Company agrees to solicit the consent of holders of any such Company Options and Company Warrants to exercise such Company Options or Company Warrants on a cash basis and not to effect any such “net exercise” provisions contained therein or to otherwise surrender other shares of capital stock of the Company previously acquired in lieu of cash.

5.16 Dissenting Shares. The Company shall comply with the California Law with respect to any Dissenting Shares. As promptly as practicable after the date of the Company Shareholder Vote and prior to the Closing Date, the Company will furnish Parent with the name and address of each holder of Dissenting Shares and the number of the Dissenting Shares owned by such holder.

5.17 Employment Offer Letters. The Company will use its reasonably diligent efforts to assist Parent in obtaining from each of the Identified Employees an employment offer letter, in a form to be individually negotiated by Parent and each Identified Employee (the “Employee Offer Letters”), which Employee Offer Letters will become effective upon the Effective Time of the Merger.

6. PARENT PRECLOSING COVENANTS

During the period from the Agreement Date until the Effective Time, Parent covenants and agrees as follows:

6.1 Advice of Changes. Parent will promptly advise the Company in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Parent contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (b) of any material adverse change in Parent’s business, results of operations or financial condition.

6.2 Regulatory Approvals. Parent will execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which the Company may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. Parent will use its best commercial efforts to obtain all such authorizations, approvals and consents.

6.3 Satisfaction of Conditions Precedent. Parent will use its best commercial efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 8, and Parent will use its best commercial efforts to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

6.4 Employee Offer Letters. Parent will use its reasonably diligent efforts to produce acceptable Employee Offer Letters for each of the Identified Employees, in a form to be individually negotiated by Parent and each Identified Employee, which such Employee Offer Letters will become effective upon the Effective Time of the Merger.

7. CLOSING MATTERS

7.1 The Closing. Subject to termination of this Agreement as provided in Section 10 below, the closing of the Merger (the “Closing”) will take place at the offices of Stradling Yocca Carlson & Rauth, 302 Olive Street, Santa Barbara, California 93101 at 10:30 a.m., Pacific Time on the first business day following the day that all conditions to closing set forth in Section 8 and Section 9 have been satisfied or waived in accordance with this Agreement, or such other place, date and time as the Company and Parent may mutually agree (the “Closing Date”). Concurrently with the Closing or as soon thereafter as reasonably practicable, the Agreement of Merger will be filed with Secretary of State of the State of California. The Agreement of Merger provides that the Merger will become effective immediately upon such filing.

7.2 Surrender of Certificates.

7.2.1 General. As of the Effective Time, all shares of capital stock of the Company that are outstanding immediately prior thereto will, by virtue of the Merger and without further action, cease to exist and will be converted into the right to receive from Parent cash as set forth in Section 2, subject to the provisions of this Agreement, provided that Dissenting Shares will instead be entitled to dissenters rights under the California Law.

7.2.2 Exchange Procedures. Promptly after the Effective Time, Parent will deposit with the Payment Agent, for the benefit of the former shareholders of the Company, for exchange in accordance with this Agreement and the Agreement of Merger, the Closing Consideration payable pursuant to this Agreement and the Agreement of Merger. As soon as practicable after the Effective Time, Parent will cause the Payment Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding Common Shares and Preferred Shares which are not Dissenting Shares (collectively, the “Company Certificates”), (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Company Certificates will pass, only upon delivery of the Company Certificates to the Payment Agent and will be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Company Certificates. Upon surrender of a Company Certificate for cancellation to the Payment Agent, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Payment Agent, the holder of such Company Certificate will be entitled to receive in exchange therefor cash consideration which such holder has the right to receive pursuant to the provisions of this Agreement and the Agreement of Merger, and the Company Certificate so surrendered will forthwith be canceled. In the event of a transfer of ownership of a Company Certificate which is not registered on the transfer records of the Company, the cash consideration otherwise payable to the registered holder may be paid to a transferee if the Company Certificate representing such the Common Shares or Preferred Shares is presented to the Payment Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. At Parent’s option, any portion of the Closing Consideration deposited by Parent with the Payment Agent which remains undistributed to the former shareholders of the Company at least six months after the Effective Time may be delivered to Parent, in which case any former shareholders of the Company who have not theretofore complied with this Section 7.2 and the Agreement of Merger will thereafter look only to Parent for payment of their claim for cash consideration which such holder has the right to receive pursuant to the provisions of this Agreement and the Agreement of Merger. No shareholder of the Company will be entitled to interest on any portion of the Closing Consideration.

7.2.3 Distributions with Respect to Unsurrendered Certificates. Except as otherwise specifically provided in Section 7.2.6 or Section 7.2.7 below, no portion of the Closing Consideration will be paid to the holder of any unsurrendered Company Certificate until the holder of the Company Certificate surrenders such the Company Certificate. Subject to the effect, if any, of applicable escheat and other laws, following surrender of any Company Certificate, there will be delivered to the holder entitled thereto, without interest, the amount of cash consideration which such holder has the right to receive pursuant to the provisions of this Agreement and the Agreement of Merger.

7.2.4 Full Satisfaction; No Further Registration. All Closing Consideration delivered upon the surrender of the Company Certificates in accordance with the terms hereof will be deemed to have been delivered in full satisfaction of all rights pertaining to such the Company Certificates. There will be no further registration of transfers on the stock transfer books of the Company or its transfer agent of the capital stock of the Company. If, after the Effective Time, any certificates which represented shares of issued and outstanding shares of the Company’s Common Stock or Preferred Stock are presented for any reason, they will be canceled and exchanged as provided in this Section 7.2, except as otherwise provided by law.

7.2.5 Limitation of Liability. No party (including the Payment Agent) will be liable to any holder of shares of capital stock of the Company for any amount delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. In the absence of gross negligence or intentional misconduct on its part, the Payment Agent shall not be liable for any action taken, suffered or omitted by it or for any error of judgment made by it in the performance of its duties in connection herewith. In no event shall the Payment Agent be liable for special, indirect, incidental or consequential loss or damage of any kind whatsoever (including without limitation lost profits), even if the Payment Agent has been advised of the possibility of such damages and regardless of the form of action. Any liability of the Payment Agent will be limited to the amount of fees paid by Parent to the Payment Agent in connection herewith.

7.2.6 Lost, Stolen or Destroyed Certificates. In the event that any Company Certificates will have been lost, stolen or destroyed, the Payment Agent will issue in exchange for such lost, stolen or destroyed the Company Certificates, upon the making and delivering of an affidavit of such fact by the holder thereof and the posting of a reasonable indemnity bond therefor, such amount of cash as is otherwise determined in accordance with the provisions set forth in Section 7.2.2 above.

7.2.7 Certificates for Company Options. If mutually agreed by Parent and the Company, holders of Company Options exercised prior to the Effective Time will not receive a certificate or certificates representing such exercised Company Options, but will instead be entitled to receive cash consideration which such holder has the right to receive pursuant to the provisions of this Agreement and the Agreement of Merger, without the need to execute a letter of transmittal.

8. CONDITIONS TO OBLIGATIONS OF THE COMPANY

The Company’s obligations hereunder are subject to the fulfillment or satisfaction, on and as of the Closing Date, of each of the following conditions (any one or more of which may be waived by the Company, but only in a writing signed by the Company):

8.1 Accuracy of Representations and Warranties. The representations and warranties of Parent and Sub set forth in Section 4 will be true and accurate on and as of the

Closing Date with the same force and effect as if they had been made at the Closing, and the Company will receive a certificate to such effect executed by Parent’s and Sub’s President or Chief Financial Officer.

8.2 Covenants. Parent will have performed and complied in all material respects with all of its covenants contained in Section 6 on or before the Closing Date, and the Company will receive a certificate to such effect signed by Parent’s President or Chief Financial Officer.

8.3 Compliance with Law. There will be no order, decree or ruling by any Governmental Authority or arbitrator or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transactions contemplated by this Agreement.

8.4 Government Consents. There will have been obtained at or prior to the Closing Date such permits or authorizations, and there will have been taken such other action, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to requirements under applicable federal and state securities laws.

8.5 Requisite Approvals. The principal terms of this Agreement and the Merger will have been approved by the shareholders of the Company, as required by applicable law and the Company’s Articles of Incorporation and Bylaws.

8.6 Employment Offer Letters. Parent will have executed and delivered to each of the Identified Employees an Employee Offer Letter.

8.7 Satisfactory Form of Legal Matters. The form, scope and substance of all legal matters contemplated hereby and all closing documents and other papers delivered hereunder will be reasonably acceptable to Company’s counsel.

8.8 Sufficiency of Cash Available. The Company will receive a certificate from Parent stating that Parent has sufficient available cash to consummate the Merger and deliver the Merger Consideration as provided in this Agreement.

9. CONDITIONS TO OBLIGATIONS OF PARENT

The obligations of Parent hereunder are subject to the fulfillment or satisfaction, on and as of the Closing Date, of each of the following conditions (any one or more of which may be waived by Parent, but only in a writing signed by Parent):

9.1 Accuracy of Representations and Warranties. The representations and warranties of the Company set forth in Section 3 will be true and accurate on and as of the Closing Date with the same force and effect as if they had been made at the Closing, and Parent will receive a certificate to such effect executed by the Company’s President and Chief Financial Officer.

9.2 Covenants. The Company will have performed and complied in all material respects with all of its covenants contained in Section 5 on or before the Closing Date, and Parent will receive a certificate to such effect signed by the Company’s President and Chief Financial Officer.

9.3 Absence of Material Adverse Change. There will not have been, in the reasonable judgment of the board of directors of Parent, any material adverse change in the current or future business, assets (including intangible assets), results of operations, financial condition or prospects of the Company.

9.4 Compliance with Law. There will be no order, decree or ruling by any Governmental Authority or arbitrator or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transactions contemplated by this Agreement.

9.5 Government Consents. There will have been obtained at or prior to the Closing Date such permits or authorizations, and there will have been taken such other action, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to requirements under applicable federal and state securities laws.

9.6 Documents. Parent will have received all written consents, assignments, waivers, authorizations or other certificates reasonably deemed necessary by Parent’s legal counsel for Parent to provide for the continuation in full force and effect substantially all customer contracts of the Company, including without limitation all Material Contracts of the Company that are customer contracts of the Company, and for Parent and the Company to consummate the transactions contemplated hereby.

9.7 No Litigation. No litigation or proceeding will be threatened or pending for the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement, or which could be reasonably expected to have a Material Adverse Effect on the Company that has not been previously disclosed to Parent in the Disclosure Letter. The Trust Litigation (as defined in Section 11.2) will have been dismissed (with prejudice and without leave to amend or ability to appeal).

9.8 Requisite Approvals; Dissenting Shares. The principal terms of this Agreement and the Merger will have been approved by the shareholders of the Company, as required by applicable law and the Company’s Articles of Incorporation and Bylaws. Holders of no more than five percent (5%) of the Fully Diluted Number shall be entitled to exercise their rights under California Law with respect to their Dissenting Shares.

9.9 Conversion of the Company Series A Preferred Stock. All outstanding Series A Shares will have been converted into Common Shares.

9.10 Termination of Company Options. All Company Options not exercised prior to the Effective Time shall be terminable at the Effective Time.

9.11 Termination of Company Warrants. All Company Warrants not exercised prior to the Effective Time shall be terminable at the Effective Time.

9.12 Employment Offer Letters. Each of the Identified Employees will have executed and delivered to Parent an Employee Offer Letter. In addition, at least ninety percent (90%) of all other employees of the Company to whom Parent has made offers of employment will have executed and delivered to Parent employment offer letters with Parent.

9.13 Termination of Rights. Any registration rights, rights of refusal (including rights of first refusal on prior securities issuances by the Company), rights to any liquidation preference (other than with respect to the right to receive from Parent cash as set forth in Section 2, subject to the provisions of this Agreement), or redemption rights of any shareholder of the Company will have been terminated or waived as of the Closing.

9.14 Maximum Merger Consideration. Parent shall not be required to pay any amount in excess of the Merger Consideration in the Merger, including any amounts payable to holders of Dissenting Shares.

9.15 Resignation of Directors. The directors of the Company in office immediately prior to the Effective Time of the Merger will have resigned as directors of the Surviving Corporation effective as of the Effective Time of the Merger.

9.16 Trust Settlement Certificate. Parent shall have received a certificate in form and substance satisfactory to Parent and executed by the Company’s President and Chief Financial Officer, setting forth and certifying the Company’s aggregate liability for Trust Settlement Expenses (as defined in Section 11.2) as of the Closing Date (the “Trust Settlement Certificate”), which shall be accompanied by such supporting information and calculations as are necessary for Parent to verify and determine such amounts as of the Closing Date.

9.17 Satisfactory Form of Legal and Accounting Matters. The form, scope and substance of all legal and accounting matters contemplated hereby and all closing documents and other papers delivered hereunder will be reasonably acceptable to Parent’s counsel.

10. TERMINATION OF AGREEMENT

10.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger by the shareholders of the Company:

(a) by the mutual written consent of Parent and the Company;

(b) by Parent or the Company, if the Effective Time has not occurred on or before February 28, 2004, provided that the right to terminate this Agreement under this Section 10.1(b) will not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur by such date;

(c) by the Company, if there has been a breach by Parent or Sub of any representation, warranty, covenant or agreement set forth in this Agreement, or if any representation of Parent or Sub will have become untrue, in either case which has had or could reasonably be expected to have a material adverse effect on the current or future business, assets (including intangible assets), results of operations or financial condition of Parent, and which Parent or Sub fails to cure within a reasonable time not to exceed fifteen (15) days after written notice thereof (except that no cure period will be provided for a breach by Parent or Sub which by its nature cannot be cured);

(d) by Parent, if there has been a breach by the Company of any representation, warranty, covenant or agreement set forth in this Agreement, or if any representation of the Company will have become untrue, in either case which has had or could reasonably be expected to have a Material Adverse Effect on the Company, and which the Company fails to cure within a reasonable time not to exceed fifteen (15) days after written notice thereof (except that no cure period will be provided for a breach by the Company which by its nature cannot be cured);

(e) by either party, if the required approvals of the shareholders of the Company have not been obtained by reason of the failure to obtain the required vote; provided, however, that (i) Parent will not be permitted to terminate this Agreement pursuant to this Section 10.1(e) if the failure to obtain the required approvals of the shareholders of the Company is attributed to a failure on the part of Parent to perform any material covenant or agreement required to have been performed by Parent under this Agreement, and (ii) the Company will not be permitted to terminate this Agreement pursuant to this Section 10.1(e) if the failure to obtain the required approvals of the shareholders of the Company is attributed to a failure on the part of the Company to perform any material covenant or agreement required to have been performed by the Company under this Agreement; or

(f) by either party, if a permanent injunction or other order by any Governmental Authority which would make illegal or otherwise restrain or prohibit the consummation of the Merger will have been issued and will have become final and nonappealable.

Any termination of this Agreement under this Section 10.1 will be effective by the delivery of written notice of terminating party to the other party hereto. When any such action is taken, it will be sufficient for such action to be authorized by the board of directors of the terminating party.

10.2 Effect of Termination. Any termination of this Agreement pursuant to this Section 10 will be without further Liability upon any party in favor of the other party hereto; provided, however, that the obligations provided in this Section 10 and in Section 12 of this Agreement, and the obligation provided in the Nondisclosure Agreement between the Company and Parent dated December 1, 2003, will survive termination of this Agreement.

10.3 Certain Continuing Obligations. Following any termination of this Agreement pursuant to this Section 10, the parties hereto will continue to perform their respective obligations under Section 12 but will not be required to continue to perform their other covenants under this Agreement.

11. SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION AND REMEDIES, CONTINUING COVENANTS

11.1 Survival of Representations. Unless otherwise specified herein, all representations, warranties and covenants of Parent and Sub contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Company, until the earlier of the termination of this Agreement or the Effective Date, whereupon such representations, warranties and covenants will expire (except for covenants that by their specified terms survive for a longer period). Unless otherwise specified herein, all representations, warranties and covenants of the Company contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of Parent, until the earlier of the termination of this Agreement or the Holdback Release Date, whereupon such representations, warranties and covenants will expire (except for covenants that by their specified terms survive for a longer period).

11.2 Agreement to Indemnify.

(a) From and after the Effective Time, each shareholder of the Company will severally, and not jointly, based on such shareholder’s Pro Rata Interest (as defined below), indemnify and hold harmless Parent and the Surviving Corporation and their respective officers, directors, agents, representatives and employees, and each Person, if any, who controls or may control Parent within the meaning of the 1933 Act (hereinafter referred to individually as an “Indemnified Person” and collectively as “Indemnified Persons”) from and against any and all claims, demands, actions, causes of actions, losses, costs, damages, liabilities and expenses including, without limitation, reasonable legal fees (hereinafter referred to as “Damages”) actually incurred, paid or accrued in connection with or resulting from or arising out of:

(i) Any misrepresentation or breach of or default in connection with any of the representations, warranties and covenants given or made by the Company in this Agreement, in the Disclosure Letter, or any certificate, document or instrument delivered by or on behalf of the Company or an officer of the Company which is expressly required to be delivered by this Agreement or which is delivered at the Closing;

(ii) Any failure of such respective shareholder of the Company to have good, valid and marketable title to the issued and outstanding capital stock of the Company held by such shareholder, free and clear of all Encumbrances, or to have full right and authority to vote such capital stock of the Company on the Merger and the other transactions contemplated by this Agreement (“Title Damages”);

(iii) Any Excess Transaction Expenses (as defined in Section 12.8); or

(iv) The manufacture, use, sale or offer to sell, incorporation, copying, licensing or distribution of any of the Company’s products or methods (as such products and methods are constituted at the Effective Time and all prior versions thereof), without a valid license from Trust Licensing, of any Intellectual Property owned by, under obligation of assignment to, or filed in the name of Trust Licensing, including without limitation any damages related to a claim that any past or present manufacture use, sale or offer to sell, incorporation, copying, licensing or distribution of any of the Company’s products or methods (as such products and methods are constituted at the Effective Time and all prior versions thereof) infringed any Intellectual Property of Trust Licensing (“Trust Damages”). Trust Damages shall include without limitation any claims, demands, actions, causes of actions, losses, costs, damages, liabilities and expenses including, without limitation, reasonable legal fees, related to that certain Civil Action No. 03-20672 in the United States District Court for the Southern District of Florida, entitled Trust Licensing, LLC and Leigh Rothschild v. InterActual Technologies, Inc. and any amended complaint thereof or any counterclaim or other action brought by the Company against Trust Licensing (collectively, the “Trust Litigation”) not otherwise accrued for or reserved against on the Company Balance Sheet, including without limitation any settlement payments, royalty payments or legal fees or costs related to the Trust Litigation incurred after the date of the Company Balance Sheet. Notwithstanding the foregoing, Trust Damages shall exclude any amounts paid or agreed to be paid under the Trust Settlement Agreement and any legal fees and costs related to the Trust Litigation listed on the Trust Settlement Certificate (the “Trust Settlement Expenses”) and shall also exclude amounts accrued for or reserved against on the Company Balance Sheet and any legal fees related to the Trust Litigation paid prior to the date of the Company Balance Sheet.

For purposes of this Section 11.2, any Damages relating to fraud, or intentional misrepresentation by the Company or any director or officer of the Company (acting in their official capacity as such) together with any Damages related to breaches of the representations and warranties of the Company contained in Section 3.3 (Capitalization) are collectively, referred to herein as “Special Damages.”

(b) Any Damages for which an Indemnified Person shall be entitled to indemnification pursuant to this Agreement will be immediately payable to the benefit of such Indemnified Person by the reduction of the Holdback Amount by Parent by an amount equal to such Damages to the extent that the amount of such Damages does not exceed the Holdback Amount (after giving effect to any previous reduction thereof). Except as otherwise provided in paragraph (c) below with respect to Title Damages and Special Damages, any reduction of the Holdback Amount shall be allocated among the shareholders of the Company as a group pro rata according to the initial amount of each such Shareholder’s Holdback Contribution relative to the aggregate initial Holdback Amount (the “Pro Rata Interest”). In addition, except in the case of any Special Damages and Title Damages as set forth below in paragraph (c) below, (i) no shareholder of the Company shall have any Liability to an Indemnified Person under this Agreement except to the extent of such Shareholder’s Holdback Contribution and (ii) the remedies set forth in this Section 11.2 shall be the exclusive remedies of Parent and the other Indemnified Persons hereunder against any shareholder of the Company. To the extent that any Damages exceed the remaining Holdback Amount, no Holdback Amount will be paid to the shareholders of the Company, and the Indemnified Persons shall be entitled to the full benefit of the amount of the Holdback Amount and, in the case of any Title Damages or Special Damages, the additional indemnification as set forth in paragraph (c) below.

(c) (i) With respect to any reduction of the Holdback Amount for any Title Damages, such reduction shall first be applied entirely against the Shareholder’s Holdback Contribution of the relevant shareholder to whom such Title Damages specifically relate. In the event that such Title Damages exceed such respective Shareholder’s Holdback Contribution, the relevant shareholder to whom such Title Damages relate shall indemnify the Indemnified Persons for any remaining such Title Damages in excess of such Shareholder’s Holdback Contribution that had been remaining, subject to the limitations in subparagraph (iii) below. No other reduction of the Holdback Amount relative to the other shareholders shall be required with respect to such Title Damages relating to such respective shareholder.

(ii) With respect to any reduction of the Holdback Amount for any Special Damages, such reduction shall first be allocated among the shareholders of the Company as a group pro rata based upon their Pro Rata Interest. In the event that the full then remaining Holdback Amount is exhausted with respect to such additional Special Damages as set forth above, the shareholders of the Company shall indemnify the Indemnified Persons for any such remaining Special Damages in excess of the Holdback Amount that had been remaining, subject to the limitations in subparagraph (iii) below.

(iii) Notwithstanding anything contained herein to the contrary, the total liability of each shareholder of the Company to the Indemnified Persons with respect to all Damages, including Special Damages and Title Damages, shall not exceed the amount of the portion of the Merger Consideration actually paid to such shareholder.

(d) Within five business days after the Holdback Release Date, Parent shall release each Shareholder’s Holdback Contribution, less any Damages retained by Parent in accordance with this Section 11.2. Notwithstanding the foregoing, Parent shall not be obligated to release any portion of any Shareholder’s Holdback Contribution until each Notice of Damages (as defined below) is resolved in accordance with paragraph (f) below.

(e) Each notice of Damages (the “Notice of Damages”) will be in writing and will contain the following information to the extent it is reasonably available to Parent:

(i) Parent’s good faith estimate of the reasonably foreseeable maximum amount of the alleged Damages (which amount may be the amount of damages claimed by a third party plaintiff in an action brought against Parent or the Surviving Corporation based on alleged facts, which if true, would constitute a breach of the Company’s representations and warranties); and

(ii) A brief description in reasonable detail of the facts, circumstances or events giving rise to the alleged Damages based on Parent’s good faith belief thereof, including without limitation the identity and address of any third-party claimant (to the extent reasonably available to Parent) and copies of any formal demand or complaint.

Parent may give a Notice of Damages at any time prior to the Holdback Release Date that Parent, the Surviving Corporation or any other Indemnified Person suffers Damages. Parent may give one or more Notices of Damages with respect to any matter, including without limitation any Notice of Damages related to Trust Damages.

(f) Parent shall deliver each Notice of Damages to Todd R. Collart, as representative of the Company’s shareholders (the “Representative”). Each Notice of Damages shall be resolved as follows:

(i) In the event that the Representative does not contest a Notice of Damages, Parent shall be entitled to retain from the Holdback Amount an amount equal to the Damages as provided in this Section 11.2. If the Representative does not contest such Notice of Damages within twenty (20) days after delivery of such Notice of Damages by Parent, then the Notice of Damages shall be conclusively deemed uncontested.

(ii) If within such twenty (20) day period the Representative contests a Notice of Damages, the Representative shall give written notice to Parent contesting all, or a portion of, a Notice of Damages (the “Contested Damages”). Any portion of Damages in a Notice of Damages that is not contested (including any Trust Damages that are not contested) will be resolved as set forth in subparagraph (i) above. If the Contested Damages are the subject of third party claims brought against Parent or the Company in a litigation or arbitration (including any Trust Damages that are contested by the Representative), resolution of such Contested Damages will await the final decision, award or settlement of such litigation or arbitration. If the Contested Damages arise between Parent on the one hand and the Company on the other hand (“Arbitrable Damages”), such matters will be resolved by binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association then in effect. A single arbitrator shall be selected by Parent on the one hand and the Representative on the other hand. Parent will be entitled to withhold an amount of cash from the Holdback Amount equal to such Contested Damages (notwithstanding the expiration of the Holdback Release Date) until (A) execution of a settlement agreement by Parent and the Representative setting forth a resolution of the Notice of Damages, or (B) receipt of a copy of the final award of the arbitrator.

(g) By approving this Agreement, the shareholders of the Company hereby consent to the appointment of the Representative as their representative, and as the attorney-in-fact for and on behalf of each shareholder, and the taking by the Representative of any and all actions and the making of any decisions required or permitted to be taken by him under this Agreement, including without limitation the exercise of the power to (i) authorize Parent to retain the Holdback Amount or any portion thereof in satisfaction of Damages, (ii) contest, or choose not to contest, any Notice of Damages, (iii) agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to Damages, or (iv) take all actions necessary in the judgment of the Representative for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Section 11.2. The Representative will have unlimited authority and power to act on behalf of each shareholder of the Company with respect to this Section 11.2 and the disposition, settlement or other handling of all Damages, rights or obligations arising under this Section 11.2. The shareholders of the Company will be bound by all actions taken by the Representative in connection with this Section 11.2, and Parent will be entitled to rely on any action or decision of the Representative. In performing his functions hereunder, the Representative will not be liable to the shareholders of the Company in the absence of (i) bad faith and (ii) gross negligence or willful misconduct. The Representative will not be entitled to receive any compensation from Parent in connection with this Agreement. Any out-of-pocket costs and expenses reasonably incurred by the Representative, including but not limited to reasonable attorneys fees and expenses, in connection with actions taken pursuant to this Section 11.2 will be paid by the shareholders of the Company to the Representative in proportion to their initial individual Shareholder’s Holdback Contribution compared to the initial Holdback Amount. The Representative will have no authority to take any action except as provided herein or to legally bind any shareholder for any obligation whatsoever other than those relating solely and exclusively to the Holdback Amount. By way of example and not of limitation, the Representative would not have any authority to enter into an agreement with Parent that required any shareholder to pay any money other than relinquishing an expectation in the Holdback Amount.

(h) No portion of any Shareholder’s Holdback Contribution or any beneficial interest therein may be pledged, sold, assigned or transferred, including by operation of law, by a shareholder of the Company, prior to the delivery to such shareholder of such Shareholder’s Holdback Contribution by Parent.

(i) The shareholders of the Company shall not have any right of contribution from the Company or the Surviving Corporation with respect to any Damages claimed by any Indemnified Person.

(j) The amount which any Person is or may be required to pay to or on behalf of any other Person pursuant to this Section 11.2 shall be reduced (including retroactively) by (i) any amounts received by an Indemnified Person from an insurance carrier or paid and resolved by an insurance carrier on behalf of the insured (in a manner which shall result in no further Liability to the Indemnified Person), in either case net of any applicable premium adjustment, retrospectively rated premium, deductible, retention, cost or reserve paid or held by or for the benefit of the insured, or (ii) other amounts recovered by or on behalf of such Indemnified Person in reduction of the related Damages including any actual tax benefit realized or to be realized by such Indemnified Person. Nothing in this paragraph (j) shall impose any obligation on any Indemnified Person to obtain or maintain any particular insurance policy, including without limitation any insurance policies of the Company in effect on the Agreement Date, or to use any more than reasonable efforts in good faith to obtain any such reductions. Nothing in this paragraph (j) shall result in a delay in the delivery of or the resolution of any Notice of Damages.

(k) From and after the Effective Time, other than rights to equitable relief (including without limitation remedies of a preliminary or permanent injunction, restitution or specific performance) to the extent available, the Indemnified Persons’ sole remedy for Damages in connection with or resulting from or arising out of this Agreement or the transactions contemplated hereby shall be limited to the indemnification rights set forth in this Section 11.2.

12. MISCELLANEOUS

12.1 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California, without giving effect to that body of laws pertaining to conflict of laws.

12.2 Assignment; Binding Upon Successors and Assigns. Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

12.3 Severability. If any provision of this Agreement is determined by any Governmental Authority or arbitrator of competent jurisdiction and authority to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision will be stricken from this Agreement and the remainder of this Agreement will be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the Governmental Authority or arbitrator of competent jurisdiction and authority will be binding, then this Agreement will not be enforceable against such affected party and both parties agree to renegotiate such provision(s) in good faith.

12.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together will constitute one and the same agreement.

12.5 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

12.6 Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. The Agreement may be amended by the parties hereto at any time before or after approval of the shareholders of the Company, but, after such approval, no amendment will be made which by applicable law requires the further approval of the shareholders of the Company without obtaining such further approval.

12.7 No Waiver. The failure of any party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

12.8 Expenses. Each party will bear its respective expenses and legal fees incurred with respect to this Agreement, and the transactions contemplated hereby; provided, however, that Parent agrees to reimburse the Company for its reasonable legal expenses attributable to the preparation of this Agreement and the closing of the Merger (the “Transaction Expenses”), not to exceed $90,000.00; provided further, that Parent will be responsible for all costs of any applicable accounting services specifically requested by Parent to review and audit the Company’s financial statements. Parent shall be indemnified for any Transaction Expenses in expenses in excess of $90,000.00 (“Excess Transaction Expenses”) as provided in Section 11.2. The Company will account to Parent semi-monthly for all Transaction Expenses.

12.9 Attorneys’ Fees. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys’ fees to be fixed by Governmental Authority or arbitrator (including without limitation, costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

12.10 Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) at the time of transmission by facsimile or telecopier, addressed to the other party at its facsimile number or telecopier address specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (iii) one (1) business day after deposit with a nationally recognized express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iv) three (3) business days after deposit in the United States mail by registered or certified mail (return receipt requested) for United States deliveries.

All notices for delivery outside the United States will be sent by facsimile or by express courier. All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address set forth below, or at such other address as such other party may designate by ten (10) days advance written notice to the other parties hereto and otherwise in accordance with the provisions herewith.

Sonic Solutions or
Snow Acquisition Corporation	InterActual Technologies, Inc.
101 Rowland Way	100 Century Center Court, Suite 200
Novato, CA 94945	San Jose, CA 95112
Attention: Clay Leighton	Attention: Todd R. Collart
Facsimile: (415) 893-8008	Facsimile: (408) 436-6709

With a copy to:	With a copy to:

Ted Urschel	Thomas J. Lorr
Stradling Yocca Carlson & Rauth	The Law Offices of Thomas J. Lorr, Inc.
302 Olive Street	A Professional Corporation
Santa Barbara, CA 93101	4250 El Camino Real, Suite #C-124
Facsimile: (805) 564-1044	Palo Alto, CA 94306
Facsimile: (650) 424-9580

and

Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 94304
Attention: Thomas C. Klein
Facsimile: (650) 496-6811

12.11 Construction of Agreement. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a section or an exhibit will mean a section in, or exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole.

12.12 No Joint Venture. Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this paragraph.

12.13 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

12.14 Absence of Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner or any party hereto or any other Person unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

12.15 Public Announcement. Upon execution of this Agreement, Parent and the Company will issue a press release approved by both parties announcing the Merger.

Thereafter, Parent may issue such press releases, and make such other disclosures regarding the Merger, as it determines are required or appropriate under applicable securities laws or regulatory rules. The Company will take all reasonable precautions to prevent any trading in the securities of Parent by officers, directors, employees and agents of the Company, having knowledge of any material information regarding Parent provided hereunder until the information in question has been sufficiently publicly disclosed.

12.16 Confidentiality. The Company and Parent each recognize that they have received and will receive confidential information concerning the other during the course of the Merger negotiations and preparations. Accordingly, Parent and the Company each agrees (a) to use its respective best efforts to prevent the unauthorized disclosure of any confidential information concerning the other that was or is disclosed during the course of such negotiations and preparations, and is clearly designated in writing as confidential at the time of disclosure, and (b) to not make use of or permit to be used any such confidential information other than for the purpose of effectuating the Merger and related transactions. The obligations of this section will not apply to information that (i) is or becomes generally available to the public other than as a result of a disclosure made directly or indirectly by the receiving party or its representatives, (ii) was properly within the receiving party’s possession prior to its being furnished to the receiving party by or on behalf of the disclosing party pursuant hereto, (iii) becomes available to the receiving party on a non-confidential basis from a source which has no corresponding obligation to keep such obligation confidential other than the disclosing party or any of its representatives, (iv) is independently developed by the receiving party without use of or reference to the confidential information, or (v) is not clearly identified as confidential or was not clearly understood by the parties to have been disclosed on a confidential basis. If this Agreement is terminated, all copies of documents containing confidential information will be promptly returned by the receiving party to the disclosing party or destroyed upon appropriate request.

12.17 Disclosure Letter. The Disclosure Letter will be arranged in sections corresponding to the section numbers and letters of this Agreement, and any information and exceptions will be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section in this Agreement, and will not be deemed to relate to or qualify any other representation or warranty; provided, however, that any information or exception disclosed in one numbered or lettered section of the Disclosure Letter will be deemed to relate to and to qualify another representation or warranty set forth in the Agreement if it is reasonably apparent on its face that the exception is responsive to such other representation or warranty.

12.18 Entire Agreement. This Agreement and the exhibits hereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto other than the Nondisclosure Agreement between the Company and Parent dated December 1, 2003. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the Agreement Date.

SONIC SOLUTIONS		SNOW ACQUISITION CORPORATION

By:	/s/ Robert J. Doris	By:	/s/ Robert J. Doris
	Robert J. Doris		Robert J. Doris
	Chief Executive Officer and President		President

INTERACTUAL TECHNOLOGIES, INC.

By:	/s/ Todd R. Collart
Todd R. Collart
President

SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION

EXHIBITS TO

AGREEMENT AND PLAN OF REORGANIZATION

Exhibit A	-	Agreement of Merger
Exhibit 2.2(c)		Form of Payment Agent Agreement
Exhibit 5.4	-	Form of Voting Agreement

EXHIBIT A

AGREEMENT OF MERGER

THIS AGREEMENT OF MERGER (this “Agreement”) is made and entered into as of February     , 2004 (the “Agreement Date”), by and among Sonic Solutions, a California corporation (“Parent”), Snow Acquisition Corporation, a California corporation (“Sub”), which is a wholly-owned subsidiary of Parent, and InterActual Technologies, Inc., a California corporation (the “Company”).

RECITALS

A. Parent, Sub and the Company have entered into an Agreement and Plan of Reorganization dated as of January 31, 2004 (the “Plan”), providing for certain representations, warranties and agreements in connection with the transactions contemplated hereby, and for the merger of Sub with and into the Company in accordance with the General Corporation Law of California, the Plan and this Agreement (the “Merger”), with the Company to be the surviving corporation of the Merger (the “Surviving Corporation”).

B. The boards of directors of Parent, Sub and the Company, respectively, have determined that the Merger is advisable, fair to, and in the respective interests of, Parent, Sub and the Company and their respective shareholders.

C. The Plan, this Agreement and the Merger have been approved by Parent as the sole shareholder of Sub and by the shareholders of the Company in accordance with applicable law.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE 1

CERTAIN DEFINITIONS

1.1 Definitions. As used in this Agreement, the terms below shall have the following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

“Aggregate Series B Preference Amount” means an aggregate amount equal to the Series B Preference Amount payable with respect to all of the Series B Shares in accordance with Section 2.1.1(b)(i).

“Aggregate Series C Preference Amount” means an aggregate amount equal to the Series C Preference Amount payable with respect to all of the Series C Shares in accordance with Section 2.1.1(a)(i).

“Common Shares” means the shares of Common Stock of the Company.

“Company Option Plans” means the Company’s 1999 Stock Option Plan and the Company’s 2000 Stock Option Plan.

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“Company Options” means all outstanding options issued by the Company to purchase shares of the capital stock of the Company, including all outstanding options granted under the Company Option Plan and all outstanding options granted outside of the Company Option Plan.

“Company Warrants” means all outstanding instruments issued by the Company which are identified as warrants to purchase shares of the capital stock of the Company.

“Effective Time” means the date on which the Merger becomes legally effective under the laws of the State of California as a result of the filing with the California Secretary of State of this Agreement (and related officers’ certificates).

“Fully Diluted Number” means the aggregate number of shares of the Company’s capital stock that are issued and outstanding immediately prior to the Effective Time, including all Company Options and Company Warrants exercised prior to the Effective Time (each, on an as converted to Common Stock basis).

“Merger Consideration” means an amount of cash equal to $8,800,000.00 United States dollars.

“Preferred Shares” means the Series A Shares, the Series B Shares and the Series C Shares.

“Remaining Consideration” means the Merger Consideration less the sum of (i) the Aggregate Series B Preference Amount plus (ii) the Aggregate Series C Preference Amount.

“Remaining Consideration Per Share” means the Remaining Consideration divided by the Fully Diluted Number.

“Series A Shares” means the shares of Series A Preferred Stock of the Company.

“Series B Shares” means the shares of Series B Preferred Stock of the Company.

“Series C Shares” means the shares of Series C Preferred Stock of the Company.

“Shareholder’s Holdback Contribution” means, with respect to each shareholder of the Company, the product obtained by multiplying (a) the Holdback Amount (as defined in Section 2.2(d)) by (b) a fraction, the numerator of which is the total amount of cash otherwise payable to such shareholder pursuant to the provisions of Section 2.1.1, and the denominator of which is the Merger Consideration.

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ARTICLE 2

THE MERGER

2.1 The Merger. At the Effective Time, Sub will be merged with and into the Company pursuant to the Plan and this Agreement and in accordance with applicable provisions of the laws of the State of California as follows:

2.1.1 Capital Shares. Each share of capital stock of the Company issued and outstanding as of the Effective Time, other than Dissenting Shares (as defined below), shall be cancelled and extinguished and automatically converted into the right to receive, upon surrender of the stock certificates representing such shares of capital stock of the Company, an amount of cash as follows:

(a) Series C Preferred Stock. Each Series C Share issued and outstanding immediately prior to the Effective Time shall be entitled to receive the sum of:

(i) $1.30 plus the amount of all declared but unpaid dividends with respect to such Series C Share as of the Effective Time (such sum, the “Series C Preference Amount”); plus

(ii) the lesser of $1.30 and an amount equal to the Remaining Consideration Per Share.

The sum of the amounts set forth in subsections (i) and (ii) above shall be referred to herein as the “Series C Stock Amount.” Dollar amounts for Series C Shares shall be adjusted to reflect stock dividends, stock splits, combinations, recapitalizations or the like with respect to the Series C Shares after the date of this Agreement.

(b) Series B Preferred Stock. Each Series B Share issued and outstanding immediately prior to the Effective Time shall be entitled to receive the sum of:

(i) $1.20 plus the amount of all declared but unpaid dividends with respect to such Series B Share as of the Effective Time (such sum, the “Series B Preference Amount”); plus

(ii) the lesser of $1.20 and an amount equal to the Remaining Consideration Per Share.

The sum of the amounts set forth in subsections (i) and (ii) above shall be referred to herein as the “Series B Stock Amount.” Dollar amounts for Series B Shares shall be adjusted to reflect stock dividends, stock splits, combinations, recapitalizations or the like with respect to the Series B Shares after the date of this Agreement.

(c) Common Stock. Each Common Share issued and outstanding immediately prior to the Effective Time shall be entitled to receive an amount equal to the Remaining Consideration Per Share (the “Common Stock Amount”).

(d) Series A Shares. Each Series A Share shall have been automatically converted into a Common Share immediately prior to the Effective Time and therefore be entitled to receive the Common Stock Amount as provided in subsection (c) above.

2.1.2 Options. Each Company Option that has not been exercised prior to the Effective Time shall terminate prior to or at the Effective Time and be of no further force and effect.

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2.1.3 Warrants. Each Company Warrant to purchase shares of Common Stock or Preferred Stock of the Company that has not been exercised prior to the Effective Time shall terminate prior to or at the Effective Time and be of no further force and effect.

2.1.4 Cancellation of Treasury Stock. All shares of capital stock of the Company that are owned by the Company as treasury stock immediately prior to the Effective Time shall automatically be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

2.1.5 Adjustments for Capital Changes. If, prior to the Merger, the Company recapitalizes through a split-up of its outstanding shares into a greater number, or a combination of its outstanding shares into a lesser number, reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes (other than through a split-up or combination of shares provided for in the previous clause), or declares a dividend on its outstanding shares payable in shares or securities convertible into shares, the cash amounts into which the capital stock of the Company is to be converted will be adjusted appropriately so as to maintain the proportionate interests of the holders of Common Shares, on the one hand, and Preferred Shares, on the other hand. In no event shall Parent be obligated to pay an aggregate amount in excess of the Merger Consideration.

2.1.6 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, each holder of Common Shares or Preferred Shares who has complied with all requirements for perfecting shareholders’ dissenters rights, as set forth in Chapter 13 of the California General Corporation Law (the “California Law”), will not be paid the cash consideration as provided in Section 2.1.1 above but instead will be entitled to their rights under the California Law with respect to such shares (“Dissenting Shares”). The cash consideration payable to the other shareholders of the Company as provided in Section 2.1.1 above shall not be increased as a result of any such amounts not paid as a result of any shareholder exercising their rights under the California Law with respect to their Dissenting Shares.

2.2 Holdback Amount. Parent shall withhold an aggregate amount of cash equal to $880,000.00 of the aggregate cash payable to the shareholders of the Company in the Merger pursuant to Section 2.1.1 (such withheld amount of cash being referred to as the “Holdback Amount”). The portion of the Holdback Amount withheld by Parent from the amount payable to each shareholder of the Company shall be an amount equal to such Shareholder’s Holdback Contribution. The Holdback Amount will be paid by Parent to the shareholders of the Company twelve (12) months following the Closing Date (the “Holdback Release Date”), subject to the terms of the Plan.

2.3 Effects of the Merger. At the Effective Time:

(a) the separate existence of Sub will cease and Sub will be merged with and into the Company, and the Company will be the surviving corporation, pursuant to the terms of this Agreement;

(b) the articles of incorporation and bylaws of the Company, each as amended to date and respectively referred to herein as the “Articles of Incorporation” and “Bylaws”, will be amended and restated to read as set forth on Exhibit 1 to this Agreement, and be amended and restated as of the Effective Time to conform to the bylaws of Sub as in effect immediately prior to the Effective Time, respectively, and be the articles of incorporation and bylaws of the Surviving Corporation;

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(c) the directors and officers of Sub immediately prior to the Effective Time will become the directors and officers of the Surviving Corporation;

(d) each share of common stock of Sub will be converted into one share of common stock of the Surviving Corporation;

(e) each share of the capital stock of the Company outstanding immediately prior to the Effective Time (other than Dissenting Shares) will be converted into the right to receive cash as provided in Article 2; and

(f) the Merger will, from and after the Effective Time, have all of the effects provided by applicable law.

ARTICLE 3

EXCHANGE OF CERTIFICATES

3.1 General. As of the Effective Time, all shares of capital stock of the Company that are outstanding immediately prior thereto will, by virtue of the Merger and without further action, cease to exist and will be converted into the right to receive from Parent cash as set forth in Section 2.1.1, less the Holdback Amount, provided that Dissenting Shares will instead be entitled to dissenters rights under the California Law.

3.2 Exchange Procedures. As soon as practicable after the Effective Time, the shareholders of the Company will be requested to surrender their certificate or certificates which immediately prior to the Effective Time represented issued and outstanding Common Shares and Preferred Shares which are not Dissenting Shares (collectively, the “Company Certificates”). Upon surrender of a Company Certificate for cancellation, together with a letter of transmittal and such other documents as may reasonably be required by Parent, the holder of such Company Certificate will receive in exchange therefor the cash consideration which such holder has the right to receive pursuant to the provisions of the Plan and this Agreement (including deduction of such Shareholder’s Holdback Contribution), and the Company Certificate so surrendered will forthwith be canceled.

ARTICLE 4

TERMINATION AND AMENDMENT

4.1 Agreement Subject to Termination by Mutual Consent. Notwithstanding the approval of this Agreement by the shareholders of Sub and the Company, respectively, this Agreement may be terminated at any time prior to the Effective Time by the mutual written agreement of Sub and the Company.

4.2 Agreement Subject to Termination on Termination of Plan. Notwithstanding the approval of this Agreement by the shareholders of Sub and the Company, respectively, this Agreement will terminate forthwith in the event that the Plan is terminated in accordance with its terms prior to the Effective Time.

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4.3 Effect of Termination. In the event of the termination of this Agreement as provided above, this Agreement will forthwith become void and there will be no liability on the part of either Sub or the Company or their respective officers and directors, except as otherwise provided in the Plan.

4.4 Amendment. This Agreement may be amended by the parties hereto at any time before or after approval by the shareholders of either Sub or the Company, respectively, but, after such approval, no amendment will be made which by applicable law requires the further approval of shareholders, respectively, without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of Sub and the Company.

ARTICLE 5

MISCELLANEOUS

5.1 Plan. The Plan and this Agreement are intended to be construed together in order to effectuate their purposes.

5.2 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California, without giving effect to that body of laws pertaining to conflict of laws.

5.2 Assignment; Binding Upon Successors and Assigns. Neither party hereto may assign any of its rights or obligations under hereunder without the prior written consent of the other party hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

5.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together will constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the Agreement Date.

SONIC SOLUTIONS		SNOW ACQUISITION CORPORATION

By:		By:
	Robert J. Doris		Robert J. Doris
	President and Chief Executive Officer		President

By:		By:
	Mary C. Sauer		Mary C. Sauer
	Secretary		Secretary

INTERACTUAL TECHNOLOGIES, INC.

By:
Todd R. Collart
President

By:
Cynthia A. Halstead
Secretary

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Exhibit 1

Restated Articles of Incorporation

RESTATED ARTICLES OF INCORPORATION

OF

INTERACTUAL TECHNOLOGIES, INC.

ARTICLE I

The name of the corporation is InterActual Technologies, Inc.

ARTICLE II

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

ARTICLE III

The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. Unless applicable law otherwise provides, any amendment, repeal or modification of this Article III shall not adversely affect any right of any director under this Article III that existed at or prior to the time of such amendment, repeal or modification.

ARTICLE IV

The corporation is authorized to indemnify the directors and officers of this Corporation to the fullest extent permissible under California law and in excess of that otherwise permitted under Section 317 of the California Corporations Code. Unless applicable law otherwise provides, any amendment, repeal or modification of any provision of this Article IV shall not adversely affect any contract or other right to indemnification of any director or officer of the corporation that existed at or prior to the time of such amendment, repeal or modification.

ARTICLE V

The total number of shares that the corporation is authorized to issue is one hundred (100) shares, all of the same class, designated “Common Stock.”

EXHIBIT 2.2(c)

DISBURSING AGENT AGREEMENT

THIS DISBURSING AGENT AGREEMENT (this “Agreement”) between Sonic Solutions, a California corporation (“Parent”) and Mellon Investor Services LLC, a New Jersey limited liability company (“Mellon”), is dated as of                     .

1. Appointment.

(a) Parent hereby appoints Mellon to act as disbursing agent with respect to the surrender of certificates for shares of Series A Preferred Stock, shares of Series B Preferred Stock, shares of Series C Preferred Stock (collectively, the “Preferred Shares”) of InterActual Technologies, Inc., a California corporation (the “Company”), and shares of Common Stock of the Company (the “Common Shares”, and collectively with the Preferred Shares, the “Shares”), in exchange for payment of certain cash consideration as set forth in Exhibit D (the “Closing Consideration”) pursuant to the terms of that certain Agreement and Plan of Reorganization (the “Merger Agreement”), dated as of January     , 2004 by and among Parent, Snow Acquisition Corporation, a California corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company, providing for the merger of Merger Sub with and into the Company (the “Merger”). Mellon hereby accepts such appointment in accordance with and subject to the terms and conditions set forth in this Agreement.

(b) The Merger is currently expected to become effective on or shortly after obtaining the requisite vote or written consent of the shareholders of the Company for the purpose of approving the Merger. The time at which the Merger becomes effective is referred to in the Merger Agreement and in this letter as the “Effective Time.” Parent shall inform Mellon of the Effective Time at least two (2) business days prior thereto.

(c) Parent has furnished Mellon, or will furnish Mellon prior to the Effective Time, with copies of the following documents:

(i) a letter of Robert J. Doris, President and Chief Executive Officer of Parent, to holders of the Shares, announcing the effectiveness of the Merger.

(ii) The letter of transmittal (the “Letter of Transmittal”) to accompany certificates for Shares when surrendered for cash and the related Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

(iii) The Company’s information statement dated                     , relating to the Merger and the Merger Agreement.

Mellon will mail or cause to be mailed each of the documents described in clauses 1(c)(i) and 1(c)(ii) above, together with a return envelope, to holders of Shares of record at the Effective Time, as soon as practicable after the Effective Time.

(d) Within five days after the Effective Time, Parent will furnish Mellon with a list of all shareholder of the Company (the “Record Shareholders List”).

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(e) In its capacity as disbursing agent, Mellon shall receive certificates representing Shares surrendered for payment of the Closing Consideration. Subject to the terms and conditions of this Agreement, Mellon is authorized to accept such certificates and to pay the Closing Consideration payable with respect to such Shares as set forth on Exhibit D to the Company’s shareholders in accordance with the Letter of Transmittal and the terms of this Agreement. Payment for Shares surrendered pursuant to the Merger shall be made only after deposit with Mellon of the certificate(s) therefor, the Letter of Transmittal and any other documents required by Mellon.

(f) In its capacity as disbursing agent, Mellon shall also effect payment to those shareholders listed on Exhibit E in the amount listed next to each such shareholder’s name for certain Shares held by each such shareholder without requiring receipt of a certificate representing such Shares.

2. Procedure for Discrepancies. Mellon shall follow its regular procedures to attempt to reconcile any discrepancies between the number of Shares that any Letter of Transmittal may indicate are owned by a surrendering shareholder and the number that the Record Shareholders List indicates such shareholder owned of record as of the Effective Time. In any instance where Mellon cannot reconcile such discrepancies by following such procedures, Mellon will consult with Parent for instructions as to the number of Shares, if any, Mellon is authorized to accept for exchange. In the absence of such instructions, Mellon is authorized not to accept any such Shares for exchange and will return to the surrendering shareholder (at Mellon’s option by either first class mail under a blanket surety bond or insurance protecting Mellon and Parent from losses or liabilities arising out of the non-receipt or non-delivery of Shares or by registered mail insured separately for the value of such Shares) to such shareholder’s address as set forth in the Letter of Transmittal any certificates for Shares surrendered in connection therewith, the related Letters of Transmittal and any other documents received with such Shares.

3. Treasury Shares. Parent shall, at or prior to the Effective Time, provide to Mellon a written list of all outstanding treasury shares to be cancelled in accordance with the Merger Agreement, indicating whether such treasury shares are physical or book-entry. Parent shall promptly deliver all physical certificates representing any such treasury shares to Mellon for proper cancellation. If any such treasury shares are registered through a brokerage account, Parent shall instruct its broker to deliver such shares to Mellon for cancellation. Parent hereby authorizes and instructs Mellon to cancel all such treasury shares delivered to Mellon hereunder or maintained by Mellon in book-entry.

4. Deposit of Funds. On or before the Effective Time, Parent will deposit, or cause to be deposited, with Mellon in an account for the benefit of surrendering holders of the Shares, federal or other immediately available funds in an amount at least equal to the total Closing Consideration payable with respect to the Shares as set forth on Exhibit D. Mellon will draw upon the funds in such account as required from time to time in order to make payments for Shares and any applicable tax withholding payments. Mellon will not be obligated to calculate or pay interest to any holder or any other party claiming through a holder or otherwise. Mellon hereby agrees that the cash to be received by you from Parent as disbursement agent of Parent will be held in a special, segregated account, held solely for the benefit of Parent and the shareholders surrendering Shares.

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5. Lost Certificates. If any holder of Shares as of the Effective Time reports to Mellon that his, her or its failure to surrender a certificate representing any Shares registered in his or her name at the Effective Time according to the Record Shareholders List is due to the theft, loss or destruction of such certificate, upon receipt from such shareholder of an affidavit of such theft, loss or destruction and a bond of indemnity, both in form and substance satisfactory to Mellon and compliance with any other applicable requirements, Mellon shall effect payment to such shareholder as though the certificate for Shares had been surrendered.

6. Treatment of Restrictive Legends. All certificates representing Shares listed on the Record Shareholders List are eligible for payment regardless of any restrictive legend affixed thereupon.

7. Procedure for Deficient Items.

(a) Mellon shall examine the Letter of Transmittal, the certificates for the Shares and the other documents received by it as disbursing agent to ascertain whether they appear to have been completed and executed in accordance with the instructions set forth in the Letter of Transmittal. In the event Mellon determines that any Letter of Transmittal does not appear to have been properly completed or executed, or where the certificates representing Shares do not appear to be in proper form for surrender, or any other deficiency in connection with the surrender appears to exist, Mellon will follow, where possible, its regular procedures to attempt to cause such irregularity to be corrected. Mellon is not authorized to waive any deficiency in connection with the surrender, unless Parent provides written authorization to waive such deficiency.

(b) If any Closing Consideration is required to be made to a person other than the person in whose name a surrendered certificate is registered, Mellon will not pay any amount with respect to the Shares to which such certificate relates until the certificate for such Shares so surrendered has been properly endorsed (or otherwise put in proper form for transfer).

(c) If any such deficiency is neither corrected nor waived, Mellon shall return to the surrendering shareholder (at Mellon’s option by either first class mail under a blanket surety bond or insurance protecting Mellon and Parent from losses or liabilities arising out of the non-receipt or non-delivery of Shares or by registered mail insured separately for the value of such Shares) to such shareholder’s address as set forth in the Letter of Transmittal any certificates for Shares surrendered in connection therewith, the related Letters of Transmittal and any other documents received with such Shares.

8. Cancellation of Shares. As of the Effective Time, Mellon will become the sole recordkeeping agent for the Shares, and shall maintain such records in accordance with its standard practices. Upon verifying the number of surrendered Shares against the Record Shareholders List and examining the Letter of Transmittal and certificates, the certificates representing such Shares will be physically canceled by Mellon, posted to the records Mellon maintains, and the Closing Consideration, in the amount set forth beside the surrendering holder’s name on Exhibit D hereto, will be issued to the surrendering holder.

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9. Report of Activity. Mellon will periodically forward to Parent a report of the number of Shares represented by certificates surrendered during the prior week and the aggregate amount of cash paid for such certificates therefor.

10. Tax Reporting.

(a) On or before January 31st of the year following the year that a shareholder exchanges Shares, Mellon shall prepare and mail to each such shareholder, other than shareholders who demonstrate their status as nonresident aliens in accordance with United States Treasury Regulations (“Foreign Shareholders”), a Form 1099-B reporting the Merger Consideration as of the year of payment, in accordance with Treasury Regulations. Mellon shall also prepare and file copies of such Forms 1099-B by magnetic tape with the Internal Revenue Service on or before February 28th of the year following the exchange of shares, in accordance with Treasury Regulations.

(b) If Mellon has not received notice from the surrendering shareholder of that shareholder’s TIN, or if such TIN has not been certified as correct and relates to a “post-1983 account” as defined in United States Treasury Regulations under Section 3406 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), Mellon shall deduct and withhold the appropriate backup withholding tax from any payment made to such shareholder (other than a Foreign Shareholder) pursuant to the Internal Revenue Code.

(c) Should any issue arise regarding federal income tax reporting or withholding, Mellon shall take such reasonable action as Parent may reasonably request in writing. Such action may be subject to additional fees.

11. Unexchanged Shareholders. No later than six months after the Effective Time, Mellon shall mail a follow-up letter to all shareholders who did not surrender their Share certificates for exchange or supply an affidavit and bond of indemnity pursuant to Section 5 of this Agreement. The follow-up letter will be mailed with a Letter of Transmittal, return envelope, and W-9 Guidelines. After the one-year anniversary of the Effective Time, for the purpose of locating lost holders and encouraging their participation in the exchange, Mellon may use the services of a shareholder locating service provider selected by Mellon whose fees are paid by the located shareholders. The fee charged to the located shareholder may not exceed the lesser of 15% of the total value of such shareholder’s Closing Consideration or the maximum statutory fee permitted by the applicable state jurisdiction.

12. Escheatment. Mellon shall identify, report and deliver all unexchanged securities and related unclaimed property to all states and jurisdictions for Parent in accordance with the applicable abandoned property law.

13. Authorizations and Protections. As agent for Parent hereunder Mellon:

(a) shall have no duties or obligations other than those specifically set forth herein or as may subsequently be agreed to in writing by Mellon and Parent;

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(b) shall have no obligation to make payment for any surrendered Shares unless Parent shall have provided the necessary federal or other immediately available funds to pay in full amounts due and payable with respect thereto;

(c) shall be regarded as making no representations and having no responsibilities as to the validity, sufficiency, value, or genuineness of any certificates or the Shares represented thereby surrendered hereunder and will not be required to and will make no representations as to, or be responsible for, the validity, sufficiency, value or genuineness of the Merger;

(d) shall not be obligated to take any legal action hereunder; if, however, Mellon determines to take any legal action hereunder, and, where the taking of such action might, in Mellon’s judgment, subject or expose it to any expense or liability, Mellon shall not be required to act unless it shall have been furnished with an indemnity satisfactory to it;

(e) may rely on, and be fully authorized and protected in acting or failing to act upon any certificate, instrument, opinion, notice, letter, telegram, telex, facsimile transmission or other document or security delivered to Mellon and believed by Mellon to be genuine and to have been signed by the proper party or parties;

(f) shall not be liable or responsible for any recital or statement contained in the Merger Agreement or any other documents relating thereto, other than this Agreement;

(g) shall not be liable or responsible for any failure of Parent to comply with any of its obligations relating to the Merger, including without limitation obligations under applicable securities laws;

(h) may rely on and shall be authorized and protected in acting or failing to act upon the written, telephonic and oral instructions of any authorized representative of Parent with respect to any matter relating to Mellon acting as disbursing agent pursuant to this Agreement;

(i) may consult counsel satisfactory to Mellon (including internal counsel), and the advice of such counsel shall be full and complete authorization and protection in respect to action taken, suffered or omitted by Mellon hereunder in good faith and in accordance with the advice of such counsel;

(j) may perform any of its duties hereunder either directly or by or through agents or attorneys and Mellon shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with reasonable care hereunder; and

(k) is not authorized, and shall have no obligation, to pay any brokers, dealers, or soliciting fees to any person.

14. Indemnification. Parent covenants to indemnify Mellon for, and hold Mellon harmless from and against, any loss, liability, claim or expense (“Loss”) arising out of or in

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connection with its duties under this Agreement or this appointment, including the costs and expenses of defending itself against any Loss or enforcing this Agreement, except to the extent such Loss shall have been determined by a court of competent jurisdiction to be a result of Mellon’s gross negligence or intentional misconduct. Promptly after Mellon has received any written assertion of a claim (regardless of the mailing date of such claim) or has been served with a summons or other first legal process giving the information as to the nature and basis of the claim, Mellon shall notify Parent by letter or by facsimile confirmed by letter, of the written assertion of such claim against Mellon or of any action commenced against Mellon or of the service of any summons on Mellon, or other first legal process giving information as to the nature and basis of the claim, provided that Mellon’s failure to provide such notice shall not relieve Parent of its obligations under this indemnity except to the extent that Parent has been materially prejudiced by such failure.

15. Limitation of Liability.

(a) In the absence of gross negligence or intentional misconduct on its part, Mellon shall not be liable for any action taken, suffered, or omitted by it or for any error of judgment made by it in the performance of its duties under this Agreement. Anything in this Agreement to the contrary notwithstanding, in no event shall Mellon be liable for special, indirect, incidental or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if Mellon has been advised of the possibility of such damages and regardless of the form of action. Any liability of Mellon will be limited to the amount of fees paid by Parent hereunder.

(b) In the event any question or dispute arises with respect to the proper interpretation of this Agreement or Mellon’s duties hereunder or the rights of Parent or of any shareholders surrendering certificates for Shares in the exchange, Mellon shall not be required to act and shall not be held liable or responsible for refusing to act until the question or dispute has been judicially settled (and Mellon may, if it deems it advisable, but shall not be obligated to, file a suit in interpleader or for a declaratory judgment for such purpose) by final judgment rendered by a court of competent jurisdiction, binding on all shareholders and parties interested in the matter which is no longer subject to review or appeal, or settled by a written document in form and substance satisfactory to Mellon and executed by Parent and each such shareholder and interested party. In addition, Mellon may require for such purpose, but shall not be obligated to require, the execution of such written settlement by all the shareholders and all other parties that may have an interest in the settlement.

16. Representations, Warranties and Covenants. Parent represents, warrants and covenants that (a) it is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) the making and consummation of the Merger Agreement and the execution, delivery and performance of all transactions contemplated thereby (including without limitation this Agreement) have been duly authorized by all necessary corporate action and will not result in a breach of or constitute a default under the certificate of incorporation or bylaws of Parent, (c) this Agreement has been duly executed and delivered by Parent and constitutes a legal, valid, binding and enforceable obligation of it, (d) the Merger will comply in all material respects with all applicable requirements of law and (e) to the best of its knowledge, there is no litigation pending or threatened as of the date hereof related to with the Merger.

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17. Notices. All notices, demands and other communications given pursuant to the terms and provisions hereof shall be in writing, shall be deemed effective on the date of receipt, and may be sent by facsimile, overnight delivery services, or by certified or registered mail, return receipt requested to:

If to Parent:	with an additional copy to:

Sonic Solutions	Ted Urschel
101 Rowland Way	Stradling Yocca Carlson & Rauth
Novato, CA 94945	302 Olive Street
Attn: Clay Leighton	Santa Barbara, CA 93101
Tel: (415) 893-8000	Tel: (805) 564-0065
Fax: (415) 893-8008	Fax: (805) 564-1044

If to Mellon:	with an additional copy to:

Mellon Investor Services LLC	Mellon Investor Services LLC
Overpeck Centre	Overpeck Centre
85 Challenger Road	85 Challenger Road
Ridgefield Park, NJ 07660	Ridgefield Park, NJ 07660
Attn: Relationship Administrator	Attn: Legal Department
Tel:	Tel: 201-373-7155
Fax:	Fax: 201-373-7166

18. Specimen Signatures. Set forth in Exhibit B hereto is a list of the names, titles and specimen signatures of the persons authorized to act for Parent under this Agreement. The Secretary of Parent shall, from time to time, certify to Mellon the names, titles and signatures of any other persons authorized to act for Parent under this Agreement.

19. Fees. Whether or not any Shares are surrendered, and provided that Mellon is in compliance with its obligations under this Agreement, Parent shall pay to Mellon compensation in accordance with the fee schedule attached as Exhibit C hereto, together with reimbursement for out-of-pocket expenses, including reasonable fees and disbursements of counsel. All amounts owed to Mellon hereunder are due upon receipt of the invoice. Delinquent payments are subject to a late payment charge of one and one half percent commencing forty-five days from the invoice date.

20. Termination. Either party may terminate this Agreement upon 30 days prior written notice to the other party. Unless so terminated, this Agreement shall continue in effect until all Shares have been received and paid for. In the event of such termination, Parent will appoint a successor disbursing agent and inform Mellon of the name and address of any successor disbursing agent so appointed, provided that no failure by Parent to appoint such a successor disbursing agent shall affect the termination of this Agreement or the discharge of Mellon as disbursing agent hereunder. Upon any such termination, Mellon shall be relieved and discharged of any further responsibilities with respect to its duties hereunder. Upon payment of all

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outstanding fees and expenses hereunder, Mellon shall promptly forward to Parent or its designee any certificate for Shares, Letter of Transmittal or other document that Mellon may receive after its appointment has so terminated.

21. Force Majeure. Mellon shall not be liable for any failure or delay arising out of conditions beyond its reasonable control including, but not limited to, work stoppages, fires, civil disobedience, riots, rebellions, storms, electrical, mechanical, computer or communications facilities failures, acts of God or similar occurrences.

22. Miscellaneous.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict laws rules or principles.

(b) No provision of this Agreement may be amended, modified, or waived, except in writing signed by both parties.

(c) If any provision of this Agreement shall be held illegal, invalid, or unenforceable by any court, this Agreement shall be construed and enforced as if such provision had not been contained herein and shall be deemed an Agreement among us to the full extent permitted by applicable law.

(d) This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of the parties hereto.

(e) This Agreement may not be assigned by either party without prior written consent of the non-assigning party.

(f) Sections 11, 12, 13, 14, 15, and 19 hereof shall survive termination of this Agreement.

(g) In the event that any claim of inconsistency between this Agreement and the terms of the Merger Agreement arise, as they may from time to time be amended, the terms of the Merger Agreement shall control, except with respect to the duties, liabilities and rights, including compensation and indemnification, of Mellon as disbursing agent, which shall be controlled by the terms of this Agreement.

(h) This Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signatures appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of both parties reflected hereon as signatories.

[The remainder of this page has been intentionally left blank. Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year above written.

SONIC SOLUTIONS

By:
Name:
Title:

MELLON INVESTOR SERVICES LLC

By:
Name:
Title:

Exhibit A	List of Affiliates
Exhibit B	List of Authorized Representatives
Exhibit C	Schedule of Fees
Exhibit D	Closing Consideration Spreadsheet
Exhibit E	List of Holders Without Certificates

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EXHIBIT A

LIST OF AFFILIATES

Not Applicable

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EXHIBIT B

LIST OF AUTHORIZED REPRESENTATIVES

Name	Title	Specimen Signature

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EXHIBIT C

SCHEDULE OF FEES

13

EXHIBIT D

CLOSING CONSIDERATION SPREADSHEET

14

EXHIBIT E

LIST OF HOLDERS WITHOUT CERTIFICATES

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EXHIBIT 5.4

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of January 31, 2004 (the “Effective Date”), by and among InterActual Technologies, Inc., a California corporation (the “Company”), Sonic Solutions, a California corporation (“Parent”), and              (“Shareholder”).

RECITALS

A. This Agreement is entered into in connection with and is ancillary to that certain Agreement and Plan of Reorganization (the “Plan”) dated as of the date hereof by and among Parent, Snow Acquisition Corporation, a California corporation and a wholly owned subsidiary of Parent (“Sub”), and the Company, pursuant to which Sub is to merge with and into the Company (the “Merger”). Capitalized terms that are used in this Agreement and are not otherwise defined herein will have the same meanings that such terms have in the Plan.

B. Shareholder intends this Agreement to be effective with respect to all shares of the Company’s stock held by Shareholder, including shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock. All such shares, together with any shares of Common Stock or other shares of the capital stock of the Company that may hereafter be acquired by Shareholder, are collectively referred to herein as the “Subject Shares”).

C. Shareholder is entering into this Agreement as a material inducement and consideration to the Company and to Parent to enter into the Plan.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

1. Transfer of Subject Shares.

1.1 No Disposition or Encumbrance of Subject Shares. Shareholder agrees with Parent that, prior to the Expiration Date (as defined below), Shareholder will not, directly or indirectly, sell, transfer, exchange, pledge or otherwise dispose of, or in any other way reduce Shareholder’s risk of ownership or investment in, or make any offer or agreement relating to any of the foregoing with respect to, any Subject Shares, except pursuant to the Plan. As used herein, the term “Expiration Date” means the earliest to occur of (i) the Effective Time of the Merger (as defined in the Plan), (ii) such time as the Plan may be terminated in accordance with its terms, or (iii) March 31, 2004. Notwithstanding the above, nothing contained in this Agreement shall prevent Shareholder from converting any shares of Preferred Stock of the Company then held as part of the Subject Shares into a corresponding number of shares of Common Stock of the Company as provided for pursuant to, and in accordance with, the terms and conditions set forth in the Company’s articles of incorporation, as amended (the “Articles”).

1.2 Transfer of Voting Rights. Shareholder agrees that, prior to the Expiration Date, Shareholder will not deposit any of the Subject Shares into a voting trust or grant a proxy or enter into an agreement of any kind with respect to any of the Subject Shares, except for the Proxy called for by Section 2.2 of this Agreement.

2. Voting of Subject Shares.

2.1 Voting Agreement. Shareholder agrees that, prior to the Expiration Date, at any meeting of the shareholders of the Company, however called, and in any action taken by the written consent of shareholders of the Company without a meeting, unless otherwise directed in writing by Parent, Shareholder will vote the Subject Shares:

(i) in favor of the Merger, the execution and delivery by the Company of the Plan and the adoption and approval of the terms thereof and in favor of each of the other actions contemplated by the Plan and any action required in furtherance hereof and thereof;

(ii) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Plan or that would preclude fulfillment of a condition precedent under the Plan to the Company’s or Parent’s obligation to consummate the Merger;

(iii) against the following actions (other than as part of the Merger and the transactions contemplated by the Plan): (A) any extraordinary corporate transaction, such as a merger or other business combination involving the Company; (B) any disposition of all or any substantial portion of the business, assets or securities of the Company; (C) any exclusive license by the Company of all or substantially all of its technology other than in the ordinary course of business, (each of the actions described in clauses (A), (B) and (C) being referred to herein as an “Alternative Transaction”); (D) any reorganization, recapitalization, dissolution or liquidation of the Company or any subsidiary of the Company; (E) any change in a majority of the board of directors of the Company; (F) any amendment to the Articles; (G) any material change in the capitalization of the Company or the Company’s corporate structure; or (H) any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Plan or this Agreement; and

(iv) in favor of the termination (by amendment of any such agreement or otherwise), effective immediately prior to the Effective Time of the Merger, of any rights of first refusal, rights of notice, rights of co-sale, registration rights, information rights, preemptive rights, rights of redemption or repurchase or similar rights of Shareholder under any agreement, arrangement or understanding applicable to the Subject Shares, including, without limitation, pursuant to the Articles and the Amended and Restated Shareholder Rights Agreement dated as of March 31, 2000, as amended by that certain Amendment No. 1 dated effective as of June 28, 2001, and as otherwise further amended (the “Shareholder Rights Agreement”).

Prior to the Expiration Date, Shareholder will not enter into any agreement or understanding with any person or entity to vote or give instructions in any manner inconsistent with this Section 2.1.

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2.2 Proxy. Contemporaneously with the execution of this Agreement, Shareholder will deliver to Parent a proxy with respect to the Subject Shares in the form attached hereto as Exhibit 1, which proxy will be irrevocable to the fullest extent permitted by law (the “Proxy”).

3. Waivers.

3.1 Appraisal Rights. Shareholder agrees not to exercise any rights of appraisal and/or any dissenters’ rights that Shareholder may have (whether under applicable law or otherwise) or that Shareholder could potentially have, or otherwise acquire, in connection with the Merger.

3.2 Rights of First Refusal, etc. In connection with the execution and delivery of the Plan and the consummation of the Merger and the other transactions contemplated by the Plan, Shareholder hereby specifically waives any rights of first refusal, rights to notice, rights of co-sale, registration rights, information rights, preemptive rights, rights to liquidation (other than with respect to the right to receive from Parent cash as set forth in Section 2 of the Plan, subject to the provisions of the Plan), rights of redemption or repurchase and similar rights of Shareholder under any agreement, arrangement of understanding applicable to the Subject Shares, including, without limitation, pursuant to the Articles and the Shareholder Rights Agreement solely with respect to the Merger and the other transactions contemplated by the Plan. Effective immediately prior to the Effective Time of the Merger, Shareholder agrees and consents to the termination of any such rights and agreements, including, without limitation, the Shareholder Rights Agreement. Shareholder agrees to take such actions, and execute and deliver such agreements and documents, including any amendments to the Shareholder Rights Agreement, as may reasonably be requested by Parent in order to effect, confirm or evidence the foregoing waivers and terminations.

4. No Solicitation. Shareholder agrees that, during the period commencing on the Effective Date of this Agreement and ending on the Expiration Date, Shareholder will not, directly or indirectly, and will not authorize or permit any agent or representative of Shareholder, directly or indirectly, to: (i) solicit, facilitate, encourage, entertain, negotiate or accept or enter into any offer, inquiry or proposal from or any agreement with any party other than Parent and Sub concerning any Alternative Transaction or take any action that could reasonably be expected to lead to an Alternative Transaction; (ii) provide any confidential information regarding the Company to any person or entity other than Parent and Sub in connection with or in response to any Alternative Transaction or potential Alternative Transaction or any proposal for an Alternative Transaction; (iii) consider any inquiries or proposals received from any party concerning any Alternative Transaction; (iv) participate or engage in any discussions or negotiations with any person or entity with respect to any Alternative Transaction; (v) approve, endorse or recommend any Alternative Transaction; or (vi) enter into any letter of intent or other similar document or any written, oral or other agreement, contract or legally binding commitment contemplating or otherwise relating to any Alternative Transaction. Shareholder will immediately cease any existing discussions with any person or entity that relate to any potential Alternative Transaction.

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5. Representations, Warranties and Covenants of Shareholder. Shareholder hereby represents, warrants and covenants as follows:

5.1 Authority, Enforceability. Shareholder has the right, power, legal capacity and authority to enter into, execute, deliver and perform Shareholder’s obligations under this Agreement and to make the representations, warranties and covenants contained herein. This Agreement has been duly executed and delivered by Shareholder and constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, subject to (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

5.2 No Conflicts, No Defaults and Consents. The execution and delivery of this Agreement by Shareholder do not, and the performance of this Agreement by Shareholder will not: (i) conflict with or violate any order, decree or judgment applicable to Shareholder or by which Shareholder or any of Shareholder’s properties or Subject Shares is bound or affected; (ii) result in any breach of or constitute a default (with notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien, restriction, adverse claim, encumbrance or security interest in or to any of the Subject Shares pursuant to, any written, oral or other agreement, contract or legally binding commitment to which Shareholder is a party or by which Shareholder or any of Shareholder’s properties (including, without limitation, the Subject Shares) is bound or affected, or (iii) require any written, oral or other agreement, contract or legally binding commitment of any third party.

5.3 Certain Agreements. Shareholder is not a party to any agreement with the Company or any subsidiary of the Company which provides for (i) benefits which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction in the nature of any transaction contemplated by the Plan, (ii) any term of employment or compensation guarantee, or (iii) severance benefits or other benefits after termination of employment regardless of the reason for such termination of employment.

5.4 Subject Shares. All Subject Shares are, and at all times until and through the Expiration Date will be, free and clear of any rights of first refusal, co-sale rights, security interests, liens, pledges, claims, options, charges or other encumbrances other than those which may be contained in the Articles or the Shareholder Rights Agreement.

5.5 Accuracy of Representations. The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement, will be accurate in all respects at all times through the Expiration Date and will be accurate in all respects as of the Effective Time of the Merger as if made on that date.

5.6 Public Disclosure. Until the Merger has been publicly announced by Parent, Shareholder will not make any public disclosure of, or otherwise disclose to any person (other than its representatives whose duties require them to have access to such information), the existence or terms of the Plan, the Merger, this Agreement or the Proxy without the Company’s and Parent’s prior written consent, unless such disclosure is required by law.

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5.7 No Trading in Parent Securities. Until the Merger has been publicly announced by Parent, Shareholder agrees to take all reasonable precautions to prevent any trading in Parent securities by its representatives having knowledge of the Plan, the Merger, this Agreement or the Proxy.

5.8 Further Assurances. Shareholder agrees to execute and deliver any additional documents reasonably necessary or desirable, in the opinion of Parent or the Company, to carry out the purposes and intent of this Agreement and the Proxy.

6. Miscellaneous.

6.1 Severability. If any provision of this Agreement is determined by any arbitrator or court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, then the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable and to the extent that to do so would not deprive one of the parties of the substantial benefit of its bargain. Such provision will, to the extent allowable by law and the preceding sentence, not be voided or canceled but will instead be modified by such arbitrator or court so that it becomes enforceable and, as modified, will be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

6.2 Amendment; Waiver. This Agreement may be amended, modified, superseded, canceled, renewed or extended only by an agreement in writing executed by the Company, Parent and Shareholder. The failure by any party at any time to require performance or compliance by the other of any of its obligations or agreements will in no way affect the right to require such performance or compliance at any time thereafter. The waiver by any party of a breach of any provision of this Agreement will not be treated as a waiver of any preceding or succeeding breach of such provision or as a waiver of the provision itself. No waiver of any kind will be effective or binding, unless it is in writing and is signed by the party against whom such waiver is sought to be enforced.

6.3 Assignment. This Agreement and all rights and obligations hereunder are personal to Shareholder and may not be transferred or assigned by Shareholder at any time. Parent may assign its rights, together with its obligations hereunder, to any parent, subsidiary, affiliate or successor of Parent, or in connection with any sale, transfer or other disposition of all or substantially all the business and assets of Parent or any of its subsidiaries or affiliates, whether by sale of stock, sale of assets, merger, consolidation or otherwise; provided that any such assignee assumes Parent’s obligations hereunder. This Agreement will be binding upon, and inure to the benefit of, the persons or entities who are permitted, by the terms of this Agreement, to be successors, assigns and personal representatives of the respective parties hereto.

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6.4 Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of California, excluding that body of laws pertaining to conflict of laws.

6.5 Costs of Enforcement. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings or otherwise, the non-prevailing party will pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys’ and experts’ fees.

6.6 Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) one (1) business day after deposit with a nationally recognized express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States; or (iii) three (3) business days after deposit in the United States mail by registered or certified mail (return receipt requested) for United States deliveries.

All notices for delivery outside the United States will be sent by facsimile or by express courier. All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address set forth below (or, with respect to the Shareholder, on the signature page hereto), or at such other address as such other party may designate by ten (10) days advance written notice to the other parties hereto and otherwise in accordance with the provisions herewith.

Sonic Solutions	InterActual Technologies, Inc.
101 Rowland Way	100 Century Center Court, Suite 200
Novato, CA 94945	San Jose, CA 95112
Attention: Clay Leighton	Attention: Todd R. Collart
Facsimile: (415) 893-8008	Facsimile: (408) 436-6709

6.7 Counterpart and Facsimile Signatures. This Agreement may be executed in counterparts, each of which when so executed and delivered will be deemed an original, and all of which together will constitute one and the same agreement. A facsimile signature to this Agreement and the Proxy will be deemed to have the same effect as an original.

6.8 Titles. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole.

6.9 Rules of Construction. It is intended by the parties hereto that this Agreement will not be construed against the party that has drafted all or any portion of this Agreement.

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6.10 Termination. This Agreement will be automatically terminated and will be of no further force and effect upon the Expiration Date without any further action of any of the parties unless otherwise amended in accordance with the terms set forth herein.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the undersigned parties have duly executed and delivered this Agreement as of the Effective Date.

SONIC SOLUTIONS		INTERACTUAL TECHNOLOGIES, INC.

By:		By:

	Robert J. Doris	Todd R. Collart
	President and Chief Executive Officer	President

SHAREHOLDER

(if for an entity)

By:
Name:
Title:

Shareholder’s Address for Notices:

Attention:
Facsimile:

[SIGNATURE PAGE TO VOTING AGREEMENT]

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EXHIBIT 1 TO VOTING AGREEMENT

IRREVOCABLE PROXY

The undersigned shareholder of InterActual Technologies, Inc., a California corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Todd Collart and Sonic Solutions, a California corporation (“Parent”), and each of them, the attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the fullest extent of the undersigned’s rights with respect to (i) all shares of capital stock of the Company owned by the undersigned as of the date of this proxy and (ii) any and all other shares of capital stock of the Company which the undersigned may acquire after the date hereof. (The shares of the capital stock of the Company referred to in clauses (i) and (ii) of the immediately preceding sentence are collectively referred to as the “Shares.”) Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and no subsequent proxies will be given with respect to any of the Shares.

This proxy is irrevocable, is coupled with an interest and is granted in connection with that certain Voting Agreement, dated as of the date hereof, by and among Ice, Parent and the undersigned (the “Voting Agreement”), and is granted in consideration of Ice and Parent entering into the Agreement and Plan of Reorganization (the “Plan”) dated as of the date hereof, by and among Parent, Snow Acquisition Corporation, a California corporation and a wholly owned subsidiary of Parent (“Sub”), and the Company, pursuant to which Sub is to merge with and into the Company (the “Merger”). Capitalized terms that are used in this proxy and are not otherwise defined herein will have the same meanings that such terms have in the Voting Agreement.

The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the Expiration Date (as defined in the Voting Agreement) at any meeting of the shareholders of the Company, however called, or in any action by written consent of shareholders of the Company:

(i) in favor of the Merger, the execution and delivery by the Company of the Plan and the adoption and approval of the terms thereof and in favor of each of the other actions contemplated by the Plan and any action required in furtherance hereof and thereof;

(ii) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Plan or that would preclude fulfillment of a condition precedent under the Plan to the Company’s or Parent’s obligation to consummate the Merger;

(iii) against the following actions (other than as part of the Merger and the transactions contemplated by the Plan): (A) any extraordinary corporate transaction, such as a merger or other business combination involving the Company; (B) any disposition of all or any substantial portion of the business, assets or securities of the Company; (C) any exclusive license by the Company of all or substantially all of its technology other than in the ordinary course of business; (D) any reorganization, recapitalization, dissolution or liquidation of the Company or any subsidiary of the Company; (E) any change in a majority of the board of directors of the Company; (F) any amendment to the Company’s articles of incorporation; (G) any material change in the capitalization of the Company or the Company’s corporate structure; or (H) any

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other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Plan or the Voting Agreement; and

(iv) in favor of the termination (by amendment of any such agreement or otherwise), effective immediately prior to the effectiveness of the Merger, of any rights of first refusal, rights of notice, rights of co-sale, registration rights, information rights, preemptive rights, rights of redemption or repurchase or similar rights of Shareholder under any agreement, arrangement or understanding applicable to the Subject Shares, including, without limitation, pursuant to the Amended and Restated Shareholder Rights Agreement dated as of March 31, 2000, as amended by that certain Amendment No. 1 dated effective as of June 28, 2001, and as further amended.

Prior to the Expiration Date, at any meeting of the shareholders of the Company, however called, and in any action by written consent of shareholders of the Company without a meeting, the attorneys and proxies named above may, in their sole discretion, elect to abstain from voting on any matter covered by the foregoing subparagraphs (i) through (iv) above.

The undersigned shareholder may vote the Shares on all other matters.

This proxy will be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Shares).

This proxy will terminate upon the Expiration Date.

Dated:

SHAREHOLDER

(if for an entity)

By:
Name:
Title:

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